UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K/A
Amendment No. 2

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 30, 2011

Harmony Metals, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

315 University Avenue
 Los Gatos, California 95030
 (Address of Principal Executive Offices including Zip Code)

(408) 899-5981
 (Registrant’s Telephone Number, including Area Code)

6538 Collins Avenue, Suite 476
Miami, Florida  33141
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No.2 to our Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2012 (the “Original Filing”) and an Amendment No. 1 thereto filed on February 10, 2012 is being filed to amend and add thereto the following items:

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

•	The “Company,” “Nuvel,” “we,” “us,” or “our,” are references to the combined business of Harmony Metals, Inc. and its direct and indirect subsidiaries.

•	“Nuvel DE” refers to Nuvel, Inc., a Delaware corporation, which is the Company’s wholly owned subsidiary.

•	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2011, the Company, certain stockholders of the Company (the “Company Stockholders”), Nuvel DE and all of the stockholders of Nuvel DE (the “Nuvel DE Stockholders”) entered into and consummated transactions pursuant to a Share Exchange Agreement (the “Share Exchange Agreement,” such transaction referred to as the “Share Exchange Transaction”), whereby (i) the Company issued to the Nuvel DE Stockholders an aggregate of 7,508,333 shares of its common stock, par value $.001 (the “Common Stock”), in exchange for an aggregate of 10,000 shares of common stock of Nuvel DE held by the Nuvel DE Stockholders, and (ii) Nuvel DE acquired from the Company Stockholders a total of 6,580,000 shares of Common Stock for a total purchase price of $350,000. In connection with the Share Exchange Transaction, a total of 8,082,500 shares of Common Stock, including 6,580,000 shares acquired by Nuvel DE, were canceled. On February 21, 2012, the Share Exchange Agreement was corrected to issue an additional 2,931,373 shares of Common Stock to the Nuvel DE Stockholders on a pro rata basis. As a result, after giving effect to the foregoing, there were a total of 11,764,706 shares of Common Stock issued and outstanding, of which 85% are held by the Nuvel DE Stockholders.  As a result of the Share Exchange Transaction, Nuvel DE became a wholly owned subsidiary of the Company.

The Share Exchange Agreement contains representations and warranties by us, our former Company Shareholders, Nuvel DE and the Nuvel DE Stockholders which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial condition; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; the filing of required tax returns; and no brokers used, and with respect to Nuvel DE:  authorization, capitalization, and title to Nuvel DE common stock being exchanged.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2012 and is incorporated by reference herein.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 2011, we completed the acquisition of Nuvel DE pursuant to the Share Exchange Agreement. The acquisition was accounted for as a reverse merger and recapitalization effected by a share exchange. Nuvel DE is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

OUR CORPORATE STRUCTURE

The Company is a Florida corporation incorporated on October 19, 2009. Following the acquisition of Nuvel DE, Nuvel DE became our direct wholly-owned subsidiary effective on December 30, 2011.

The Company used to conduct its operations through a sole operating subsidiary, Harmony Metals Design, Inc., a Florida corporation, which was incorporated on June 17, 2010. On February 1, 2012, the Company assigned to Sahej Holdings, Inc. all of the outstanding shares of Harmony Metals Design, Inc. that it owned pursuant to an Assignment and Assumption Agreement. Harmony Metals Design, Inc. therefore ceased to be a wholly owned subsidiary of the Company then.

The following diagram sets forth the structure of the Company as of the date of this Report herein:

DESCRIPTION OF BUSINESS

Overview

The Company, through its wholly-owned subsidiary Nuvel DE, engages in the business of designing, developing and selling a family of proxy and other appliances, and related software and services that secure, accelerate and optimize the delivery of business applications, web content and other information to distributed users over a Wide Area Network (“WAN”), or across an enterprise’s gateway to the public Internet (also known as the "Web"). Our products provide our end user customers with information about the applications and Web traffic running on their networks, including the ability to discover, classify, manage and control communications between users and applications across internal networks, the WAN and the Internet. Our products are also designed to accelerate and optimize the performance of our end users’ business applications and content, whether used internally or hosted by external providers. We have also developed and designed personal safety applications that are accessible via various mobile and tablet platforms.

Products Offerings

Our principal product offerings are the following:

Nuvel WAN acceleration and optimization

The Company designs, develops, markets, and sells Internet acceleration applications and management solutions which include specialized software tools that are purpose-built to accelerate and optimize the flow of information over the Internet. Our products improve response time for Internet users and provide network administrators and managers a high degree of control over the access, flow and delivery of Internet content. Our products work in conjunction with Caching technologies to reduce the number of redundant requests for information that must be processed and delivered, thus reducing the load on the Internet and corporate networks. We have developed an innovative and comprehensive solution that broadly addresses the inter-related root causes of poor performance of wide-area distributed computing: latency and protocol inefficiencies, and bandwidth limitations. By simultaneously addressing these causes, we are able to improve significantly the performance of applications and access to data across WANs and enable the consolidation of costly IT infrastructure.

Network Data Tunnel (“NDT”)

Our purpose-built Network Data Tunnel application is designed from inception for high-performance WAN acceleration. Our NDT application provides high data throughput and reduced latency, or the time between initiating a request for data and the completion of the actual data transfer. Our application simultaneously retrieves numerous objects from the origin server. In many cases, our solution offers upward of 10 times to 150 times speed improvement. Our products are designed for easy installation and maintenance, reducing the costs and time required for implementation and use. Network managers at Internet service providers (“ISPs”) and enterprises generally install our application on their existing servers. In many cases, our Network Data Tunnel can be installed in under ten minutes. All of our products provide customers with a range of management features, functions, user interfaces and modes of operation. In addition, our application solutions are designed to efficiently interact with our customers' existing networking equipment. By accelerating the transfer of data, especially in longer distance (Hops), enterprises and ISPs employing our Network Data Tunnel require less network capacity and can reduce data transmission costs. Our customers better utilize the capacity of their existing network and are able to move data far more efficiently and quickly. The need for enterprises engaged in e-commerce to purchase additional servers could be reduced since our Network Data Tunnel eliminates a significant amount of traffic that could otherwise overload their existing servers, requiring incremental server capacity. Our NDT products also help to improve the productivity of Internet users by reducing web response time. Faster downloading of web content increases productivity and end-user satisfaction. Our applications run on existing customer-deployed data center equipment, which means that it is designed to be less vulnerable to unauthorized entry than the deployment of new hardware or dedicated appliances. The Network Data Tunnel Solution was designed specifically for WAN acceleration. In addition, NDT employs authentication and filtering capabilities that prohibit unauthorized users from accessing or penetrating the application by adhering to the clients’ security protocols.

NDT Packaging

Enterprise Edition  (Available in 50Mbps, 100Mbps & 1Gbps)

The Nuvel Network Data Tunnel Enterprise Edition is focused on the larger corporate bandwidth customers looking to move time sensitive and very large data sets. The Enterprise Edition is available in three options based on bandwidth.

Small Business Edition (Available in 5Mbps & 10Mbps)

Targeted at the small business market where Internet upload and download speeds are limited and yet the demand still warrants efficient use and time is most important.

Service Provider Edition

Our XaaS edition is tailored to each service provider based on their unique challenges and target customers.

Mobile Application Products

vSOS Emergency Response Service

vSOS is an emergency response application on mobile and tablet platforms that provides you 24 hours a day and 7 days a week emergency response in North America, South America, and Europe, through a dedicated International Emergency Response Coordination Center whenever and wherever you need it. vSOS is available as a free application where the user can send SMS or email to up to 5 contacts you've identified in your profile. Upgrade to the GEOS International Emergency Response Service is available for $12.99/month. Family Plans are also available for less than $5.00 per user/mo. The GEOS emergency response is available 24 hours 7 days a week in 101 countries. vSOS is a personal mobile emergency system. A user simply needs to hold the vSOS button for 3 seconds and it automatically contacts the International Emergency Response Center with the user’s current location and the user’s private profile information. They take over coordinating the appropriate response to the user’s emergency.

vSOS is currently available for download from iTunes and Android Marketplace.  It will be available for download on the Blackberry App World by the end of the first quarter of 2012. The monthly subscription service is available through these stores but we also offer various other plans like the Family Plan and other yearly plans from our web site and our partner’s web sites. We are in discussions with a variety of channel partners, handset manufacturers and wireless companies exploring private label opportunities with them. We are also discussing these opportunities with companies for foreign distribution.

Distracted Driver Application

This application that Nuvel developed prevents the use of a mobile phone while the user is driving in a vehicle therefore giving the driver their full attention to the task at hand. In order to prevent the use of the mobile phone, when the speed gets over 8 mph, all distracting signals, visual (pop-ups or flashes), auditory (beeps, pings, rings) and kinesthetic (vibrations) will be disabled while the mobile phone is in motion. This application will be purchased and controlled primarily by parents and we suspect that the teenagers that have such application on their phones will try and delete it or disable it. We counter any efforts to have the application deleted or disabled and a notice or alert will be sent to the parents or insurance companies when this happens.

Technologies

Our products are based on three core technologies:

WAN optimization

The new global enterprise is burdened with several challenges, which include a diverse workforce, multiple software applications and varying means of data access. Driven by an increasing demand for bandwidth to reliably and effectively support remote offices, the need for a better-functioning, faster, cheaper, and easier to implement and use WAN solution, has never been greater. Hardware-based application acceleration and WAN optimization solutions available today address only a part of the problem faced by the modern global enterprises. What these traditional solutions do not address are the needs for ease of deployment, ease of use and operation, better economics and fit for purpose – crucial requirements of modern businesses. The hardware approach to WAN optimization requires numerous costly and complex appliances resulting in geometrically multiplying hardware, operations and maintenance costs. Furthermore, the “optimization in hardware” approach results in other undesirable characteristics that include costly and often delayed upgrades, and significant staff and time commitments to provide, manage and maintain complex installations of appliances. Our WAN optimization products are deployed by our customers throughout their network infrastructures to improve the performance of their networks and reduce network costs, while enhancing network security. Our customers include large and small ISPs, large corporate enterprises and small and medium size businesses in industries such as finance, engineering, professional services, manufacturing, media, healthcare, utilities, telecom, retail, and technology. These companies purchase our products in order to improve the performance of their networks and to accelerate and optimize the delivery of content to other companies or end-users over the Internet. Our WAN optimization products are designed to help distributed enterprises optimize the transferring of data both internally and externally.

Compared with the traditional WAN optimization solutions, our WAN optimization and acceleration technology provides key capabilities that are designed to optimize the delivery of data to users across the distributed enterprise, and to customers.  As compared to traditional solutions, the NDT gets up to 150X speed and is not bound by either point to point transmission or network equipment constraints including:

●	Bandwidth management—the ability to assign a set level of bandwidth to specific users and applications and prioritize delivery of that traffic over the WAN;
●	Protocol optimization—a technique that enhances the efficiency of protocols by reducing the communication required between the user and the application; and
●	Compression—a technique that uses an industry standard algorithm to package and unpackage information for efficient transmission across the WAN.

The Network Data Tunnel enhances the performance of the TCP protocol by increasing the amount of data carried per TCP round trip, thereby reducing the number of round trips required to move a given amount of data over the WAN.

Enterprises and ISPs have varying capacity, reliability and data throughput needs, depending on the size and nature of their operations. We offer a wide range of products to meet different price, performance and reliability requirements, and provide an upgrade path to our customers as they expand their networks. Our products can be deployed in a variety of environments, ranging from small or remote network locations to large ISPs or enterprise headquarters.  Trying to Cache content closer to the user may increase network efficiency, but creates the risk that the content delivered is not up-to-date, or fresh. Network Data Tunnel avoids this by increasing the speed in which original content can be moved to the serving location. Unlike traditional software or hardware cache solutions that have no mechanisms to monitor and ensure freshness, our Network Data Tunnel can actively check the origin servers and update content through efficient and sophisticated algorithms.

Cloud Computing

Based on a model commonly known as “cloud computing,” we are releasing a revolutionary approach to WAN optimization and acceleration, and a fundamental architectural shift in the delivery of this solution. Instead of a WAN optimization Controller or a managed appliance model per customer, Nuvel is a true innovator in software-based WAN optimization, designed for an enterprise. It offers WAN optimization, as well as cost-effective, scalable and reliable connectivity between enterprise locations. Our revolutionary technology offers enterprises enhanced performance throughout their global network. With Nuvel, users can start with a network of any size, configuration and scale based on the organization’s demands. Users in branch offices or remote locations exchanging vital information with headquarters need a reliable and fast solution that can keep pace with the increasing demands.

Mobile Applications

We continue to deliver cutting-edge mobile applications on the most innovative platforms of smart phones and tablet devices. With more than 20 years of experience designing enterprise-grade software applications, our leadership team made substantial investments in research and development to build the best in class products for the top selling devices. Nuvel started with the iPhone and Android phones because of their dominance in market share and functionality and currently have Blackberry and Windows mobile applications under development. By the beginning of 2012, we plan to launch multiple products running on smart phones and soon thereafter launch on tablet devices. According to the Gartner Group, just under 500 million smart-phones were shipped in 2011 compared to 300 million units in 2010. Android phones will grow an estimated 40 percent in the second half of 2011. With the launch of the new iPhone and the increase in Android phones, we can take advantage of this exploding market with our innovative mobile products. Data is going mobile and moving to the Cloud. Nuvel is positioned to capitalize on these key areas of the industry.

Our personal safety application featuring advanced, patent-pending technology, provides users ranging from school age children to the elderly with the peace of mind that help for medical emergencies, personal safety and accidents is available with the push of a button.  Through its partnership with GEOS Alliance, Nuvel’s feature-rich application provides emergency response services in North America, South America, and Europe and soon in Asia. The vSOS subscription fee includes both the application and the personal emergency response services.

vSOS is designed to be the gold standard against which all mobile personal response applications are compared and has set itself apart from the competition with HIPAA compliance and the ability to input personal medical information such as allergies, health conditions, medications, etc.  This information is critical for first responders. For added value, the GEOS Search and Rescue (SAR) feature is included at no additional cost.   GEOS and the GEOS International Emergency Response Coordination Center (IERCC) have been providing rescue coordination and other services internationally for years. The IERCC has operated in 101 countries accounting for nearly 4,000 rescue operations.

With the SAR feature, if the official emergency services need to be supplemented to ensure the user’s safety, the GEOS IERCC will authorize additional personnel and equipment (including private aircraft/helicopter charter, private search teams, etc.).  During the past 18 months, more than 400 lives have been saved as a result of the IERCC.

When an iPhone or Android phone is enhanced with vSOS, users send a distress alert simply by pressing down on the red vSOS emergency alert icon for three seconds.  This triggers the vSOS HIPAA-compliant server to automatically send a distress alert to the GEOS IERCC.  With the vSOS technology, the critical information is always stored on the HIPAA compliant servers and never resides on the phone. Leveraging advanced GPS technology, vSOS provides the user’s physical location to the first responders to guide emergency personnel.  Access to the user’s personalized health information and the user’s name, mobile phone number and address is also included with the alert.  In addition, vSOS will send a text or email message to alert up to five contacts (physicians, family, friends) listed in the user’s profile.

Services and Support

We provide a comprehensive range of service and support options to our end user customers and our channel partners, which are delivered directly by our service and support organization. Our service and support options are for software support.

Research and Development

We believe that innovation and strong internal product development capabilities are essential to our continued success and growth. We continue to add new features, strengthen existing features of our products and invest in exploring new and adjacent markets and products that build on our core competence. In year 2011, we invested in developing our cloud-based service, although we anticipate that this subscription-based service will not generate material revenue in the next few years.

Our research and development team consists of engineers with extensive technical backgrounds in relevant disciplines. We believe that the experience and capabilities of our research and development professionals is one of our significant competitive advantages. We also work closely with our customers to understand their business needs and to focus our development of new products and product enhancements to better meet customer needs.

Research and development expenses were approximately $232,000 for the nine months ended September 30, 2011 and $189,000 for the period from January 20, 2010 (inception) to December 31, 2010.

Intellectual Property

We depend significantly on our ability to develop and maintain the proprietary aspects of our technology. To protect our proprietary technology, we rely primarily on a combination of contractual provisions, confidentiality procedures, trade secrets, copyright and trademark laws and patents. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary.

We currently have two pending U.S. patent applications (provisional and non-provisional) and when these are issued, we will apply for foreign patents.

Title of Patent Application	Date of Filing	Application No.

System and method for providing personal alerts	04/28/2011	13/096,924

System and method for providing a network proxy data tunnel	12/14/2011	13/326,189

There can be no assurance that any of our pending patent applications will issue or that the patent examination process will not result in our narrowing the claims applied for. Furthermore, there can be no assurance that we will be able to detect any infringement of patents or, if infringement is detected, that our patents will be enforceable or that any damages awarded to us will be sufficient to adequately compensate us. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. Any issued patent may not preserve our proprietary position, and competitors or others may develop technologies similar to or superior to our technology. Our failure to enforce and protect our intellectual property rights could harm our business, operating results and financial condition.

Sales and Marketing

Our objective is to be a leading provider of Internet acceleration and WAN optimization by delivering a high-performance, innovative Network Data Tunnel solution. Key elements of our strategy include applying our WAN acceleration focus to targeted market segments. Since our inception, we have focused on developing a software only WAN acceleration product line. We believe this focus helps us to rapidly identify and target attractive market opportunities. We are directing our product development, marketing and sales activities at specific market segments that we believe represent attractive opportunities based on a demonstrated need for WAN acceleration, the opportunity to sell to numerous customers and the level of existing competition. We focus on three market segments: service providers, enterprise proxy server replacement, and “Ground to Cloud.” We intend to use our customer relationships in these market segments to further penetrate these segments as well as other related markets.

We utilize a combination of our direct sales force, resellers, systems integrators and original equipment manufacturers as appropriate for each of our target markets. We will support our distribution channels with systems engineers and customer support personnel that provide technical service and support to our customers.

We intend to pursue relationships with additional resellers and original equipment manufacturers to implement our distribution strategy and to expand our customer base. We have also been expanding our sales force, and plan to continue to do so in the future. Our marketing efforts focus on increasing the market awareness of our products and technology and promoting the Nuvel brand. Our strategy is to create this awareness by distinguishing our products based on their high level of performance.

Broaden Distribution Channels

We intend to extend our distribution channels to meet the anticipated growth in demand for WAN acceleration. We plan to continue to expand both our direct and indirect sales channels in order to continue to extend our marketing reach and increase our volume distribution. In particular, we plan to enter into relationships with additional resellers, systems integrators and original equipment manufacturers to increase penetration of the enterprise and ISP markets.

Marketing Programs

We have a number of marketing programs to support the sale and distribution of our products and to inform existing and potential customers within our target market segments about the capabilities and benefits of our products. Our marketing efforts include participation in industry trade shows, sales training, maintenance of our website, on-line advertising and public relations. Affiliate programs and marketing efforts through them will be key for Nuvel’s growth going forward.

Our Business Strategy

We intend to establish Nuvel as the premier brand in the Internet acceleration and mobile applications markets. We believe that brand awareness is important to increase market acceptance of Network Data Tunnel and to identify us as a leading provider of WAN acceleration solutions. We also believe that it takes unique marketing programs and campaigns to make our mobile applications successful when competing with 500,000 other apps. The amount of noise and confusion in this market makes it very challenging. We intend to continue to educate customers, resellers, systems integrators and original equipment manufacturers about the value of implementing all of our current and future products. We believe a thorough process of explanation and education of our products will help to promote brand recognition and to further an overall acceptance and understanding of our solutions. To this end, we intend to increase our investments in a broad range of marketing and educational programs.

Customers

Our NDT products are installed for beta testing in some of the largest companies worldwide in major industries including:  finance, engineering, professional services, manufacturing, media, healthcare, utilities, telecom, retail, and technology. Our products will be deployed in a wide range of organizations, from large global organizations with hundreds or thousands of locations to smaller organizations with as few as two locations.

In 2011, we signed up key beta customers to test the full capability of our product. These beta customers represent major market segments and include such clients as SAP, DPIX, Digital Creations and Intouch Labs.

Industry Background

The Global Demand for Data

Organizations have become more geographically dispersed, and increasingly mobile workforces depend on access to data from remote locations and a variety of client devices such as cellular telephones, personal digital assistants and notebook computers. In addition, we believe the growth of Internet usage will continue to be driven by new applications, such as “Web Services” and “Voice over IP”, the growth of mobile and broadband Internet access, and new usage and infrastructure models such as “cloud computing.” In conjunction with the growth of Internet traffic, the proliferation of data and, in particular, unstructured data such as voice, video, images, email, spreadsheets and formatted text files, presents an enormous and increasing challenge to IT organizations. Along with the growing volume of unstructured data that is business critical and must be retained and readily accessible to individuals and applications, new regulations mandate that company email, web pages and other files must be retained indefinitely.

Gartner, Inc. (“Gartner”), a leading technology information group, estimates the number of U.S. companies with remote offices in excess of 4 million and many indications are that the mobile workforce is here to stay. The increased demand for WAN acceleration is not just domestic but spans the globe. The good news for Nuvel is this means a growing dependence on the performance of every network, real-time access to data, anytime and anywhere.

The Internet is dramatically changing the way businesses and individuals communicate and conduct commerce. As a result, the increasing volume of Internet traffic is much more than just web surfing; it's big business. According to Gartner, the amount of data produced across the world will grow by 650 per cent over the next few years, and 80 per cent of it will be unstructured. The research firm adds that 40 exabytes of new data are expected over the next five years, which is greater than all the data of the past 5,000 years. With this rising volume of traffic, Internet and Intranet infrastructures are quickly reaching capacity. Slow response times and site outages due to heavy demand are common outcomes of these overburdened network infrastructures. For organizations that rely on the web for commerce and/or operational purposes, these problems can be expected to have a direct, adverse impact on both the top and bottom lines. In the past, sites that wanted to avoid these issues had few choices but to invest in more infrastructure--more servers, more network equipment, more staff and more data center space. Now, through the emergence of WAN acceleration technology, these sites can effectively address the problems of performance, scaling and management. WAN acceleration optimizes how content is delivered by accelerating it either direction. There are two primary types of WAN acceleration solutions: software-based solutions and hardware based groups. Software-based approaches consist of a software application running on a general-purpose operating system like Solaris, Linux or Windows. These systems offer superior flexibility. Hardware providers promote a singular design, simple install, but have been significantly overpriced for many companies. Much as network routing has evolved from a general-purpose to a purpose-built solution, so is WAN acceleration. The advantages of a specialized application are clear. When an application is designed to perform a dedicated task, it will perform that task more effectively than a multi-function alternative. The results of a proxy-based application approach to optimization are significant: reduced web response times, simpler administration and management, lower network and data center costs, higher reliability, robust data security and always-accurate content.

Increasingly Distributed Organizations and Workforces

Organizations are becoming more geographically distributed, placing operations closer to customers and partners to improve efficiency and responsiveness. Businesses are becoming more global by expanding into new markets, migrating manufacturing facilities to lower-cost locations and outsourcing certain business processes. In addition, mergers, acquisitions, partnerships and joint ventures continue to expand the geographic scope of existing enterprises.

Organizations are Increasingly Dependent on Timely Access to Critical Data and Applications

Application performance and effective access to data are critical to executing, maintaining and expanding business operations. Employees are increasingly dependent on a wide array of software applications to perform their jobs effectively, such as E-mail, document management, enterprise resource planning and customer relationship management.

Wide-Area Distributed Computing Challenges

Technological advances in computing, networking, semiconductor and storage technologies have improved users’ ability to access data and use applications rapidly across their Local Area Networks (“LANs”) and store enormous amounts of information economically. However, these same applications and storage technologies, which were often designed to operate optimally on LANs, perform slowly across WANs and frequently exhibit performance challenges such as: delays in accessing, saving and transferring files, incomplete or inconsistent back-up and recovery of sensitive data and loss of worker productivity and increased end-user frustration.

Although many companies have attempted to solve these problems solely by adding bandwidth, we believe these performance problems can best be solved by addressing not only bandwidth challenges but also, and usually more importantly, the effects of latency and protocol inefficiencies:

Latency and protocol inefficiencies — “Latency” is the amount of time it takes data to travel distances across a WAN. The inefficiencies come from the numerous interactions between clients and servers that are often required by applications or network transport protocols to complete an operation or transfer data. When combined in geographically distributed computing environments, latency and these inefficiencies result in dramatically slower performance. For example, a simple request to open a file may require hundreds if not thousands of sequential round-trip interactions that, when aggregated, can result in substantial delays. This problem arises from two distinct sources:

●
Network Protocol inefficiencies — Most business applications were designed for optimal use within LAN environments and employ unique communications procedures that result in slow performance when transmitted over a WAN. Transmission Control Protocol (TCP), the underlying transport protocol for most WAN traffic, divides data into relatively small packets that are sent sequentially across the WAN, and require return acknowledgement from the recipient. These numerous round trips across the WAN result in slow performance for the end-user.

●
Bandwidth limitations — Bandwidth is defined as the amount of data that can traverse a network in a given amount of time and is typically measured in megabits per second (Mbps). While most organizations’ LANs typically operate at 100 or 1,000 Mbps, their remote office WAN connections typically operate at 2 Mbps or less. This often results in WAN congestion and poor application and data services performance. In addition, WAN outages limit the effectiveness of workers who are dependent on remote access to data and applications.

Mobile market

Applications for mobile devices and tablets are one of the fastest growing segments in technology today. According to a new research report, the number of mobile application downloads worldwide will grow at a compound annual growth rate of 56.6 percent between 2010 and 2015 to reach 98 billion at the end of the period. Berg Insight estimates that revenues from paid applications, in-app purchases and subscription services – so called direct revenues – reached 2.5 billion in 2010. Berg Insight forecasts direct app store revenues to grow at a compound annual growth rate of 40.7 percent to reach 13.8 billion in 2015. Apple’s iOS is the current leader in direct monetization of mobile applications and will keep the number one position during the forecast period. The Android and Windows Phone operating systems are anticipated to be number two and three, respectively, in 2015.

"Even though the download numbers will increase during the forecast period, most apps are free to download and app monetization will be a challenge for developers," said Johan Svanberg, Senior Analyst at Berg Insight. "Free to download monetization strategies such as in-app advertising and in-app purchasing will be increasingly important. This is especially true in the Asian and Pacific region, which will account for over 40 percent of all mobile application downloads in 2015." He adds that for the next coming years, the native mobile application is here to stay. New web technologies such as HTML5 are promising and will eventually be relevant alternatives to native applications. It is also important to remember that web applications and native applications are not mutually exclusive and publishers looking for maximizing reach should develop for the web as well as for the major mobile platforms.

Critical Partners

We believe that our business benefits greatly from working closely with other leading companies and suppliers in each market. By collaborating with others, we are able to design products that integrate more easily with other devices, add features and functionality to our products and expand our distribution channels, enabling us access to additional customers and markets. We are focusing our strategic relationships internationally with the intent to have more than 50% of our revenue from international sales within 2 years. Below are some of the critical strategic partners of Nuvel:

GEOS Alliance – International Emergency Response Provider

GEOS provides best-of-breed services that encompass security, safety and reliable communications for all travelers; be they corporate or private individuals traveling either within North America, Europe, Australia, Asia or remote areas of the world. The GEOS programs are delivered through a fusion of state-of-the-art technology with the unparalleled experience of the very best and most respected specialists in the fields of international, personal and corporate protection, communications, international Search and Rescue (SAR) and worldwide emergency response.

Saggezza – development

Saggezza is a global technology services company providing consulting, systems integration, and outsourcing solutions. Headquartered in Chicago, Illinois, with offices in San Jose, California, London and Bangalore, and a presence in several other cities worldwide. Saggezza is committed to building a diverse team with the experience and reach to service even the most demanding multinational clients in the most competitive industries.

Pursuant to a consulting agreement entered into as of April 29, 2010, the Company retained Saggezza to develop the vSOS App for iPhone and Android, along with the vSOS Server. The agreement provides for compensation of $53,000. On August 16, 2010, the Company entered into another consulting agreement with Saggezza to develop the product NDT – Network Data Tunnel. The project requires six dedicated engineers and provides for compensation of $27,000 a month through January 30, 2012, as amended.

Digital River – e-commerce

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. Its comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services. Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America.

Apptology – development

Based in Folsom, CA, Apptology Inc. (“Apptology”) is a leading mobile application development, training and marketing company. Unique in their service offering is a comprehensive suite of solutions for the mobile application industry. The management team includes industry pioneers from Silicon Valley and Fortune 500 companies working with and developing mobile, interactive and new media technologies. The 100+ person development team has created hundreds of applications for various companies around the world on all platforms.

Pursuant to a consulting agreement entered into as of January 10, 2011, the Company retained Apptology to create an integration to vSOS for iPhone and PayPal as well as to assist in improving the logo design. In addition, the development company is to write and distribute one press release discussing the product (with Nuvel’s written permission). The agreement provides for compensation of $2,500 per month.  On April 14, 2011, the Company entered into another consulting agreement with Apptology to develop a new product called Distracted Driver Android App. The agreement provides for compensation of $8,000 per month.

Overtime Marketing – Marketing partner

AFCA/FBI National Child ID Program

Overtime Marketing manages the FBI/ National Child ID Program of which vSOS is now an integral part as the next step in Family Safety. The American Football Coaches Association, which represents 32 professional and 681 collegiate football teams and thousands of high school coaching staff, launched the National Child Identification Program in 1997 as a community service initiative dedicated to helping protect America's youth. According to AFCA Executive Director Grant Teaff, AFCA coaches have embraced the National Child Identification Program. Since its inception, the National Child Identification Program has distributed over 30 million ID Kits and has a goal of 62 million.

In the fall of 2001, the FBI took an active role in support of child identification and partnered with the National Child Identification Program. The partnership allows the National Child Identification Program to supply ID Kits to more than 18,000 state and local law enforcement agencies across the country.

Competition

The expanding capabilities of our product offerings have enabled us to address a growing array of opportunities, many of which are not addressed by our competitors.  The design of the Network Data Tunnel is unique compared to the other products in this market and we are truly a disruptive technology for existing solutions. Our competitor’s product offerings include hardware appliances as a major part of their solution. The major benefits of our Network Data Tunnel are: software only solution, easy to install and implement, scalable from very small to very large networks, and priced extremely competitive with a subscription model. With this model, we can easily migrate down to the consumer level, which is where the biggest demand will come in the future.

In the WAN Acceleration market, we compete with large companies such as Cisco Systems, Citrix Systems, Riverbed Technology, Silver Peak and Blue Coat Systems. The principal competitive factors in the market in which we compete include: product performance and features; customer support; brand recognition; the scope of distribution and sales channels; and pricing. Many of our competitors have a longer operating history and greater financial, technical, marketing and other resources than we do. These larger competitors also have a more extensive customer base and broader customer relationships, including relationships with many of our current and potential customers.

In the mobile application arena, it is a new and dynamically changing marketplace. The cost of entry is low and we see many competitors already with pieces of our solution but not with a patented, well thought out complete system with a world class International Emergency Response Center like we have created. The biggest competitors will come from other security and safety systems such as On-Star and Agero from the automotive market and companies migrating from medical device systems like Lifeline Medical Alert. We also will see competition from handset manufacturers like Great Call and stand alone systems like My Force. We believe many of these companies would be open to discuss business development opportunities if they see our solution as a less expensive and superior offering for their customers.

Employees

The Company has currently 7 employees.

Private Placement of Convertible Notes and Warrants of Nuvel DE

From February 2010 through September 2011, Nuvel DE conducted a bridge offering of approximately $2,500,000 of its Secured Convertible Promissory Notes (the “Bridge Notes”) and Warrants (the “Bridge Warrants”) to 24 accredited investors (the “Bridge Investors”) pursuant to that certain Subscription Agreement as amended on July 5, 2011 and December 30, 2011. The Bridge Notes may be convertible into the Company's securities sold in a Qualified Financing at a conversion price of the lower of $0.54 or the price of the securities sold in a Qualified Financing. The Qualified Financing is defined as an offering of the Company’s securities for gross proceeds of no less than $1,500,000 (including the debt canceled through conversion of principal and interest with respect to the Bridge Notes but deducting any repayment in cash of principal and interest of the Bridge Notes and the Paragon Note). In the event of a Qualified Financing, the Bridge Investors may elect to convert the Bridge Notes or to request the Company to repay all outstanding principal and interests of the Bridge Notes. The Bridge Warrants entitle the Bridge Investors to purchase the number of shares that are calculated by dividing (x) 50% of the outstanding principal plus interest of the Bridge Notes by (y) the conversion price of the Bridge Notes. The Warrants have a term of 7 years.

In addition, from April 2010 through January 2012, Nuvel DE took short term loans of a total of approximately $700,000 from six accredited investors (of which $305,000 have been repaid) and all such investors elected to convert their outstanding short term loans into Bridge Notes. Some of such converted short term loans will mature on approximately April 18, 2012 and some will be extendable for a 60-day period. These investors also received certain number of warrants in the form of the Bridge Warrant in connection with the short term loans.

In connection with the consummation of the Share Exchange Transaction, Nuvel DE received a loan of $390,000 from Paragon Capital, LP and its affiliate Paragon Capital Offshore LP (collectively, “Paragon”) bearing interest at an annual rate of 8% pursuant to a note dated December 30, 2011 (the “Paragon Note”). The loan will be due on December 31, 2012, and this loan is secured pursuant to a Security Agreement, dated December 30, 2011. In addition, Paragon and its designated person received an aggregate of 1,739,706 shares of common stock of the Company and a warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.40 per share with a term of 7 years (the “Paragon Warrant”). In addition, the Company provided a guaranty to Paragon for securing the Paragon Note, and certain shareholders of the Company signed lockup agreements with the Company (each, a “Lockup Agreement”), covenanting not to sell or transfer their shares of Common Stock until 180 days after the Paragon Note is fully paid off.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 315 University Ave, Los Gatos, California.  We occupy the premises pursuant to a one year lease that expires on October 31, 2012 and provides for a base monthly rent of $1,050.  Pursuant to the lease, we have the right to extend the term of the lease any time prior to its expiration.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Charles Resnick	60	Chairman of the Board,

Jay Elliot	72	Chief Executive Officer, President and Director

Gregory Osborn	47	Director

Jorge Fernandez	37	Chief Financial Officer

Randy Hagin	57	Senior Vice President Sales

Syed Aamer Azam	44	Chief Technology Officer

Charles Resnick - Chairman

Mr. Resnick used to work at Danka Business Systems, Tropicana Products, Mellon Bank, PepsiCo and Procter & Gamble. He served as Assistant to the President of the United States negotiating with G-7 Finance Ministers under the Bush and Clinton Administrations. In his most recent position, he was a founder and Vice President of Corporate Development of Mimeo Printing Technologies. Mr. Resnick is currently serving as a director of Cella Energy, a UK corporation, as well as President of its subsidiary in the U.S.  He is also currently CEO and a director of Celsia Technologies, Inc., a company engaged in the computer cooling solution technology development. Mr. Resnick graduated from St. Louis University with a B.S. degree in 1972 and an MBA degree in 1975.

Jay Elliot - CEO, President and Director

Mr. Elliot was previously Senior Executive Vice President of Apple Computer, reporting to Mr. Steve Jobs. Mr. Elliot also managed a software division of IBM with 16,000 employees as director of its Santa Theresa Software Laboratory in year 1978, and he served as director of Intel’s California operations in year 1979 and CEO of New Health Systems in year 1989, a company in the business of electronic health care records. Mr. Elliot is founder and chairman of Migo Software.  Mr. Elliot graduated from San Jose State University in 1969 with a bachelor degree in Mathematics.

Greg Osborn - Director

Mr. Osborn is Co-Founder and Managing Partner of Middlebury Securities LLC. Mr. Osborn used to work as an investment banker at Drexel Burnham, Smith Barney, Paine Webber, Axiom Capital, Indigo Capital and currently at Middlebury Securities LLC. Mr. Osborn earned his bachelor degree (with honors) from Ramapo College.

Jorge Fernandez - CFO

Mr. Fernandez has been Chief Financial Officer of Celsia Technologies, Inc. a company engaged in the computer cooling solution technology development since October 2007 and previously served as the Corporate Controller since October 2005 in Celsia Technologies, Inc. Prior to that, Mr. Fernandez served as the Finance Director for Tiger Direct (NYSE: SYX), a Fortune 1000 computer and electronics retailer, as Finance Director-Latin America for PRG-Schultz (NASDAQ: PRGX), an accounts payable recovery audit services firm and held the position of VP of Finance for Fiera Group, an e-commerce startup in Latin America. Mr. Fernandez began his career as part of the assurance practice at Arthur Andersen LLP, where he managed audit engagements in South Florida. Mr. Fernandez received his Bachelors and Masters degree in Accounting from the University of Florida, and is a Certified Public Accountant licensed in the State of Florida.

Randy Hagin - Senior Vice President Sales

Mr. Hagin has an extensive background working with Fortune 500 companies in the areas of sales, technology and strategic partnerships. He has also built premiere worldwide direct and channel sales organizations. Mr. Hagin has over twenty years of experience in software sales, including key executive sales positions at Connectix (acquired by Microsoft) and Aldus (acquired by Adobe). In both Connectix and Aldus he built multi-million dollar sales revenues. Randy recently worked for Migo Software where his responsibilities included spearheading the company’s direct and channel sales teams plus international sales spanning Europe, the Pacific Rim, and the Middle East.  He received his BS in Marketing and Finance from Santa Clara University, where he was a California State Scholar.

Syed Aamer Azam - Chief Technology Officer

Mr. Azam has 15 years of software development experience. Prior to Nuvel, Mr. Azam was the Vice President of Engineering at Migo Software, Inc. At Migo he was the chief architect for the Migo synchronization and mobile product lines and helped the company grow to over 20 million users, including the use of Migo software on the Kingston Technology line of USB products. Mr. Azam was Senior Vice President of Engineering for Clickmarks, Inc, where he directed the development, testing and support of the company’s line of data integration and mobile products. Preceding Clickmarks, he held the position of CTO and VP Engineering at Wordwalla, Inc. where he headed the development of technologies that sped entrance to new markets, and led the technology sales effort for the company. He also directed the development of the company’s Dynamic Content & State Recognition Engine. Mr. Azam holds a Masters degree from Princeton University in Astrophysical Sciences, and has a Bachelors degree from the California Institute of Technology (Caltech) in Physics. He also holds 5 patents related to software development.

Director Qualifications

The Company’s Board of Directors believes that each director’s experience, qualifications, attributes, or skills on an individual basis and in combination with those of other directors lead to the conclusion that each director should serve in such capacity. Among the attributes or skills common to all of the Company’s are their ability to review critically and to evaluate, question, and discuss information provided to them, to interact effectively with the other directors, officers and employees of the Company, as well as service providers, counsel, and the Company’s independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as directors. The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Board to conclude that the individual should be serving as a director of the Company:

Charles Resnick - Chairman

Mr. Resnick has 25-years of global management experience with various conglomerates such as Danka Business Systems, Tropicana Products, Mellon Bank, PepsiCo and Procter & Gamble. Mr. Resnick also possesses extensive M&A experience in over 100 acquisitions and divestitures. He also served as Assistant to the President of the United States negotiating with G-7 Finance Ministers under the Bush and Clinton Administrations. When he served as Vice President of Corporate Development of Mimeo Printing Technologies, Mr. Resnick was instrumental in building a strategic business and investment relationship with Hewlett-Packard and UPS. We believe that Mr. Resnick's qualifications and his extensive business experience provide a unique perspective for our board.

Jay Elliot - CEO, President and Director

Mr. Elliot is the founder of Nuvel, Inc. and has more than 30-years of technology operations experience. His previous experience as Senior Executive Vice President of Apple Computer, as a director of Santa Theresa Software Laboratory, a software division of IBM and as a director of Intel’s California operations brings in to our Company the essential leadership and experience. We believe that Mr.  Elliot is well suited to sit on our board based on his extensive business experience.

Greg Osborn - Director

Mr. Osborn brings over 20 years of business and financial experience. He has led teams in arranging private and public debt and equity financing in excess of $1 billion over the course of his career. He has extensive experience in many industry verticals and sub-verticals, mergers and acquisitions transactions including acquisitions, divestitures, recapitalization, LBOs, APOs and joint ventures. We believe that Mr. Osborn's expertise in financial matters based on his extensive investment banking experience positions him well as our director.

Employment Agreements

We currently have seven employees.  Jay Elliot, Randy Hagin, Syed Aamer Azam and three other employees entered into employee agreements with Nuvel DE on July 15, 2010. Another employee entered into an employee agreement with Nuvel DE on August 16, 2010. Jorge Fernandez, our CFO, does not have an employment agreement with us.

The employment agreements of Messrs Jay Elliot, Randy Hagin and Syed Aamer Azam are in substantially similar forms, except for the salary and the number of Nuvel DE’s shares granted. Pursuant to such employment agreements, Messrs Jay Elliot, Randy Hagin and Sayed Aamer Azam are at-will employees and no other payments will be received upon termination of their employment except for the unpaid salaries and the continuing benefit plans/policies until expiration of such plans and policies. The employment agreements also contain a confidentiality provision, which requires each such employee to sign off a Proprietary Information and Inventions Agreement.

Compensation of Officers and Directors

The following table sets forth information concerning cash and non-cash compensation awarded to, earned by, or paid to the Company’s officers during the period from January 20, 2010 (inception) to December 31, 2010 and during the nine-month period ended September 30, 2011 for services to the Company’s subsidiary, Nuvel DE.

Name	Position	Year Ended & Period Ended	Salary Paid ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)
Jay Elliot	CEO	2010	165,775	-	3,100	-	-	-	168,875
		Sep-11	128,106	-	-	-	-	-	128,106
Jorge Fernandez (2)	CFO	2010	-	-	-	-	-	-	-
		Sep-11	-	-	-	-	-	-	-
Randy Hagin	SVP of Sales	2010	121,908	-	1,236	-	-	-	123,144
		Sep-11	96,446	-	-	-	-	-	96,446
Syed Aamer Azam	CTO	2010	44,333	-	868	-	-	-	45,201
		Sep-11	86,942	-	-	-	-	-	86,942

(1)	The Company recorded the stock awards as founder’s shares valued at par value of the common stock of Nuvel DE.

(2)
Jorge Fernandez became the CFO of Nuvel DE in December 2011, therefore there was no compensation paid to Mr. Fernandez in the period since inception until December 31, 2010 and the nine months ended September 30, 2011.

The following table sets forth the information concerning cash and non-cash compensation awarded to, earned by, or paid to the Company’s non-employee directors during the period from January 20, 2010 (inception) to December 31, 2010 and during the nine-month period ended September 30, 2011 for services to the Company’s subsidiary, Nuvel DE:

Name	Year Ended & Period Ended	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Charles Resnick (3)	2010	20,000	418	-	-	-	-	20,418
	Sep-11	-	-	-	-	-	-	-
Greg Osborn	2010	-	1,482	-	-	-	-	1,482
	Sep-11	-	-	-	-	-	-	-

(1)	The amounts in this column represent cash payments made to non-employee independent directors for base compensation in year 2010 since inception and the nine-month period ended September 30, 2011.

(2)	The Company recorded the stock awards as founder’s shares valued at par value of the common stock of Nuvel DE.
(3)	The shares of common stock of Nuvel DE were awarded to Resnick Enterprises, a company owned by Charles Resnick, and recorded as founder shares.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the period from January 20, 2010 (inception) to December 31, 2010 or the nine-month period ended September 30, 2011.

Outstanding Equity Awards

No unexercised options or warrants were held by any of our named executive officers as of the date of this Current Report. No equity awards were made during the period from January 20, 2010 (inception) to December 31, 2010 or the nine-month period ended September 30, 2011.

Pension Benefits

No named executive officers received or held pension benefits during the period from January 20, 2010 (inception) to December 31, 2010 or the nine-month period ended September 30, 2011.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the period from January 20, 2010 (inception) to December 31, 2010 or the nine-month period ended September 30, 2011.

Potential Payments upon Termination or Change in Control

Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS; CORPORATE GOVERNANCE

Transactions with related persons

On February 1, 2010, Nuvel DE signed a placement agent agreement (the “Placement Agent Agreement”) with Middlebury Group LLC to act as the placement agent in connection with private placement offerings comprised of bridge notes, convertible preferred stock, senior secured promissory notes, convertible notes, and warrants as required.  The agreement provides for a monthly retainer fee of $10,000 and a placement fee equal to ten percent of the aggregate purchase price paid by each investor. This is a related party transaction because Gregory Osborn, one of our directors, is a partner at Middlebury Group LLC. During the nine months ended September 30, 2011 and the period from January 20, 2010 (inception) to December 31, 2010, the Company paid Middlebury Group LLC $65,000 and $89,000, respectively, for the services rendered pursuant to the Placement Agent Agreement.

We do not have an established policy regarding related transactions. Except as disclosed above, for the period from January 20, 2010 (inception) to December 31, 2010 and the nine months ended September 30, 2011, there were no other related party transactions in the Company.

Director Independence

The Company believes that Charles Resnick and Gregory Osborn are “independent” as such term is defined by the rules of the Nasdaq Stock Market.

Board Composition and Committees

The Company’s Board of Directors is currently composed of three members, Charles Resnick, Gregory Osborn and Jay Elliot.

We do not have a standing nominating, compensation or audit committee.  Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

Our Board of Directors will adopt a new code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION AND FINANCIAL CONDITION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Nuvel, Inc. appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company, through its wholly-owned subsidiary Nuvel DE, engages in the business of designing, developing and selling a family of proxy and other appliances, and related software and services that secure, accelerate and optimize the delivery of business applications, Web content and other information to distributed users over a Wide Area Network (“WAN”), or across an enterprise’s gateway to the public Internet (also known as the Web). Our products provide our end user customers with information about the applications and Web traffic running on their networks, including the ability to discover, classify, manage and control communications between users and applications across internal networks, the WAN and the Internet. Our products are also designed to accelerate and optimize the performance of our end users’ business applications and content, whether used internally or hosted by external providers. We have also developed and designed personal safety applications that are accessible via various mobile and tablet platforms.

We are a development stage enterprise. Our primary activities have been the design and development of our products, negotiating strategic alliances and other agreements and raising capital. We have not commenced our principal operations, nor have we generated any material revenues.

Since inception, we have incurred substantial losses. As of September 30, 2011 and December 31, 2010, our accumulated deficit was $3,428,057 and $1,364,729, respectively, our stockholders’ deficiency was $3,325,957 and $1,364,629, respectively, and our working capital deficiency was $3,325,957 and $1,364,629, respectively.  We have not yet generated revenues and our losses have principally been operating expenses incurred in design, development, marketing and promotional activities in order to commercialize our products.  We expect to continue to incur additional costs for operating and marketing activities over at least the next year.

Based upon our working capital deficiency as of September 30, 2011 and December 31, 2010, and the lack of any revenues, we require equity and/or debt financing to continue our operations.  Subsequent to September 30, 2011, we received aggregate debt financing of $860,000.  As a result, we expect that the cash we have available will fund our operations only through April 2012 (at which time a substantial portion of our debt obligations will become due).  We are currently considering several different financing alternatives to support our operations thereafter. If we are unable to obtain such additional financing on a timely basis and, notwithstanding any request we may make, our debt holders do not agree to convert their notes into equity or extend the maturity dates of their notes, we may have to curtail our development, marketing and promotions activities, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate.  See “Liquidity and Capital Resources” and “Availability of Additional Funds” below.

Period from January 20, 2010 (inception) to December 31, 2010

Marketing and promotion expenses

Marketing and promotion expenses include advertising, marketing, and promotion of our products.  For the period from January 20, 2010 (inception) to December 31, 2010, marketing and promotion expenses amounted to $27,155. We expect that marketing and promotion expenses will continue to increase in the future as we increase our marketing activities following full commercialization of our products and services.

Payroll and benefits

Payroll and benefits consist primarily of salaries and benefits to employees.  For the period from January 20, 2010 (inception) to December 31, 2010, payroll and benefits amounted to $743,992.

General and administrative expenses

General and administrative expenses consist primarily of corporate support expenses such as legal and professional fees, investor relations and telecommunications expenses.  For the period from January 20, 2010 (inception) to December 31, 2010, general and administrative expenses amounted to $147,499.

We expect that our general and administrative expenses will continue to increase as we incur additional costs to support the growth in our business.

Research and development expenses

Research and development expenses consist primarily of consulting fees paid to develop our software products.  Research and development expenses are expensed as they are incurred. For the period from January 20, 2010 (inception) to December 31, 2010, research and development expenses amounted to $188,908.

Other expense

Other expense represents the change in fair value of warrants, amortization of debt discount and deferred financing charges, and interest expense.  For the period from January 20, 2010 (inception) to December 31, 2010, other expenses amounted to $257,175.  The Company marked certain warrants to fair value which accounted for a $6,625 gain relating to the change in fair value of warrant liabilities. The amortization of the debt discount amounted to $132,083.  The amortization of deferred financing charges amounted to $61,292.  Interest expense amounted to $70,425, relating to the Company’s Convertible Notes and Promissory Notes Payable.

Nine Months Ended September 30, 2011 compared with the period from January 20, 2010 (inception) to September 30, 2010

Marketing and promotion expenses

Marketing and promotion expenses include advertising, marketing, and promotion of our products.  For the nine months ended September 30, 2011, marketing and promotion expenses increased by $24,822, or 143%, as compared to the period from January 20, 2010 (inception) to September 30, 2010. The increase resulted primarily from the engagement of creative services the entire nine months of 2011 as compared to five months in 2010 and the monthly fee doubled at the beginning of 2011.

We expect that marketing and promotion expenses will continue to increase in the future as we increase our marketing activities following full commercialization of our products and services.

Payroll and benefits

Payroll and benefits consist primarily of salaries and benefits to employees.  For the nine months ended September 30, 2011, payroll and benefits increased by $224,338, or 44%, as compared to the period from January 20, 2010 (inception) to September 30, 2010. The increase resulted primarily from initially hiring consultants throughout 2010 which then became employees with benefits at a higher cost for the company.

General and administrative expenses

General and administrative expenses consist primarily of corporate support expenses such as legal and professional fees, investor relations and telecommunications expenses.  For the nine months ended September 30, 2011, general and administrative expenses increased by $111,529, or 101%, as compared to the period from January 20, 2010 (inception) to September 30, 2010.  The increase resulted primarily from an increase in professional fees, including attorneys and auditors.  In addition, an investor relations firm was engaged in 2011.

We expect that our general and administrative expenses will continue to increase as we incur additional costs to support the growth in our business.

Research and development expenses

Research and development expenses consist primarily of consulting fees paid to develop our software products.  Research and development expenses are expensed as they are incurred. For the nine months ended September 30, 2011, research and development expenses increased by $142,474, or 158%, as compared to the period from January 20, 2010 (inception) to September 30, 2010.  The increase resulted primarily from the addition of a second development firm at the beginning of 2011.

Other expense

Other expense represents the change in fair value of warrants, amortization of debt discount and deferred financing charges, and interest expense.  For the nine months ended September 30, 2011, other expenses increased by $705,723, or 561%, as compared to the period from January 20, 2010 (inception) to September 30, 2010.  The Company marked certain warrants to fair value which accounted for $224,525 of the expense relating to the change in fair value of warrant liabilities. The amortization of the debt discount increased by $79,525 as additional convertible notes were issued.  The amortization of deferred financing costs increased by $128,167 as additional charges related to raising funds were incurred.   Interest expense increased by $271,505 as additional convertible notes were issued and the maturities were extended.

Liquidity and Capital Resources

We measure our liquidity in a number of ways, including the following:

	September 30, December 31,
	2011	2010
Cash	$203,880	$10,083
Working Capital Deficiency	$(3,325,957)	$(1,364,629)
Debt (Current)	$2,675,000	$1,200,000

From January 20, 2010 (inception) through September 30, 2011, we raised a total of $2,930,000 from the issuance of notes payable and convertible notes.  As of December 31, 2010, we had $10,083 in unrestricted cash, and a working capital deficiency of $1,364,629.  As of September 30, 2011, we had $203,880 in unrestricted cash, and a working capital deficiency of $3,325,957. Subsequent to September 30, 2011, we secured additional debt financing of $860,000.

Net Cash Used in Operating Activities

We experienced negative cash flow from operating activities for the nine months ended September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to December 31, 2011 in the amounts of $1,064,203, $664,694, and $2,074,220, respectively.

The cash used in operating activities in the nine months ended September 30, 2011 was due to cash used to fund a net loss of $2,063,328, adjusted for non-cash expenses related to amortization of debt discount, amortization of deferred financing costs, and the change in fair value of warrant liabilities in the aggregate amount of $531,216 as well as a change in accounts payable and accrued expenses of $467,908.

The cash used in operating activities for the period from January 20, 2010 (inception) to September 30, 2010 was due to cash used to fund a net loss of $854,442, adjusted for non-cash expenses related to amortization of debt discount, amortization of deferred financing costs, and the change in fair value of warrant liabilities in the aggregate amount of $96,999 as well as a change in accounts payable and accrued expenses of $92,749.

The net increase in cash used in the nine months ended September 30, 2011 compared to the period from January 20, 2010 (inception) to September 30, 2010 was driven primarily by the increase in the net loss from $854,442 to $2,063,328.

The cash used in operating activities for the period from January 20, 2010 (inception) to December 31, 2010 was due to cash used to fund a net loss of $1,364,729, adjusted for non-cash expenses related to amortization of debt discount, amortization of deferred financing costs, and the change in fair value of warrant liabilities in the aggregate amount of $186,750 as well as a change in accounts payable, accrued expenses, and prepaid expenses of $167,962.

Net Cash Used in Investing Activities

The Company did not use any funds for investing activities.

Net Cash Provided by Financing Activities

Cash provided by financing activities for the nine months ending September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to December 31, 2011, was $1,258,000, $772,600, and $2,278,100, respectively, primarily from the issuance of notes payable and convertible notes.

Availability of Additional Funds

Based upon our working capital deficiency as of September 30, 2011 and the lack of any revenues, we require equity and/or debt financing to continue our operations.  Subsequent to September 30, 2011, we received aggregate debt financing of $860,000.  As a result, we expect that the cash we have available will fund our operations only through April 2012 (at which time a substantial portion of our debt obligations will become due).  Thereafter, we will need to raise further capital, through the sale of additional equity securities or otherwise, to support our future operations and to repay our debt (unless, if requested, the debt holders agree to convert their notes into equity or extend the maturity dates of their notes).  Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures.  Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our products and services, and competing technological and market developments.

We may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. Debt financing may require us to pledge certain assets and enter into covenants that could restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our stockholders or us. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or to obtain funds by entering into financing agreements on unattractive terms.

These matters raise substantial doubt about our ability to continue as a going concern. Our financial statements included elsewhere in this Current Report in Item 9.01  have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business.  The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. Our significant estimates and assumptions include depreciation and the fair value of our stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Recently Issued Accounting Pronouncements

Reference is made to the “Recent Accounting Pronouncements” in Note 3 to the Financial Statements included in this Current Report in Item 9.01 for information related to new accounting pronouncement, none of which had a material impact on our consolidated financial statements, and the future adoption of recently issued accounting pronouncements, which we do not expect will have a material impact on our consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date herein by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (ii) by the directors and executive officers of the Company. The person or company named in the table has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Amount, Nature and Percentage of Beneficial Ownership (2)

Charles Resnick (Chairman)	418,000 shares (voting)	3.04%

Jay Elliot (CEO and Director)	3,100,000 shares (voting)	22.52%

Gregory Osborn (Director)	1,482,000 shares (voting)	10.77%

Jorge Fernandez (CFO)	-	-

Randy Hagen (SVP)	1,236,000 shares (voting)	8.98%

Aamer Azam	868,000 shares (voting)	6.31%

All Directors and Officers, as a Group	7,104,000 shares (voting)	51.61%

5% Security Holders

Paragon Capital LP 110 E. 59th St. 22nd Fl. New York, NY 10022	3,704,778 shares (voting) (3)	12.39%

(1)   The address for each officer and director is c/o Harmony Metals, Inc., 315 University Avenue, Los Gatos, CA 95030.

(2)   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.  In determining the percent of common stock owned by a person or entity as of the date of this Report, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on as of the date of this Report (11,764,706), and (ii) exercise of the warrants and options (2,000,000). Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(3)  Including 1,704,778 shares of Common Stock and an aggregate of 2,000,000 shares of Common Stock issuable upon the exercise of immediately exercisable of the Warrant held by Paragon Capital LP.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  There are currently no legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is quoted on the OTC Bulletin Board, but there has been no reported trading in the Company’s Common Stock since it was quoted on June 20, 2011 until December 31, 2011.

As of the date of this Report, there were approximately 18 holders of record of the Company’s Common Stock.

The  Company  has never  paid a cash  dividend  on its  common  stock and has no present  intention  to declare or pay cash  dividends on the common stock in the foreseeable  future.  The Company intends to retain any earnings which it may realize in the foreseeable future to finance its operations.  Future dividends, if any, will depend on earnings, financing requirements and other factors.

The transfer agent for the Company's common stock is Globex Transfer, LLC at the address of 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.001 per share, and 40,000,000 shares of preferred stock, with a par value of $0.001 per share (“Preferred Stock”).

Common Stock

The Company’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock.  Holders of the Company’s common stock representing fifty percent (50%) of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company’s stockholders.  The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of Preferred Stock created by the Company’s Board of Directors from time to time, the holders of shares of the Company’s Common Stock will be entitled to such cash dividends as may be declared from time to time by the Company’s  Board of Directors from funds available therefore.

Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by the Company’s Board of Directors, upon liquidation, dissolution or winding up, the holders of shares of the Company’s common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Holders of the Company’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock. The Company’s Board of Directors is authorized, within any limitations prescribed by law and the Company’s Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Bridge Convertible Promissory Notes

Interest. The outstanding principal amount of the Notes shall bear interest at the rate of 12% per annum.  Interest is be payable in cash on the Maturity Date as defined below.  In the event that an Extension Option, as defined below, is exercised, the interest rate shall increase to 15% per annum, to be applied retroactively from the Issuance Date.

Maturity. The Notes will mature on the later of (i) two month anniversary from the Original Maturity Date of the Note (as defined below), after giving effect to any extension options exercised by the Company, and (ii) February 28, 2012. The Original Maturity Date means the six month anniversary from the Original Issuance Date of the Notes. The Company has the option to extend the Maturity Date by one additional 60 day period (the “Extension Option”).

Conversion.  At the closing of any sale (or series of related sales) of equity, equity-related, debt or the above-combined securities in a capital raising transaction resulting in gross proceeds to the Company of at least $15,000,000 on or prior to the Maturity Date (such proceeds shall, however, exclude any repayment in cash of principal and interest with respect to the Bridge Notes and a secured promissory note of $390,000 issued to Paragon Offshore Capital LP) (a “Qualified Financing”), the holders of the Bridge Notes shall have the option to convert the principals and the accrued yet unpaid interest of the Bridge Notes into the securities sold in the Qualified Financing at a conversion price equal to the lower of (x) the price per share of the securities sold in the Qualified Financing and (y)$0.54 cents per share.

Collateral. The Company has provided first priority security interests to the holders of the Bridge Notes on its certain assets pursuant to an Amended and Restated Security and Collateral Agent Agreement.

Events of Default.  Standard events of default, including, without limitation, non-payment of principal or interest, enforcement proceedings, and insolvency, winding-up and other market standard analogous events.  Upon the occurrence of an Event of Default, all outstanding principals and unpaid interests of the Notes shall automatically mature.

Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Notes shall bear interest at the rate of 22% per annum.

Bridge Warrants

Each Warrant shall be exercisable at any time and from time to time during the seven-year period for an aggregate number of shares of the Company’s Common Stock equal to (x) 50% of the principal amount plus interest of the Bridge Notes, divided by (y) the exercise price of such Warrants.  The exercise price of each Warrant shall equal the lesser of $0.54 per share and the price per share of the Company’s securities sold in a Qualified Financing, the same as defined in the Bridge Notes.

Cashless Exercise. Each Warrant is exercisable on a cashless basis.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of common stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Sales of Additional Common Stock at Less than the Exercise Price; Full Ratchet Adjustment.  Subject to certain exceptions (including certain exempt issuances), if we sell or issue any common stock at a per share price, or warrants, options, convertible debt or equity securities with an exercise or conversion price per share, which is less than, the current exercise price of the Warrants, then the exercise price of the Warrants will be adjusted to the price paid for such additional common stock.

Paragon Secured Promissory Note

Interest. The outstanding principal amount of the Paragon Note shall bear interest at the rate of 8% per annum until the first closing of a Qualified Financing, which is defined the same in the Bridge Notes, and if the Paragon Note is not paid off at the time then at the rate of 15%.  Interest is be payable in cash on the Maturity Date as defined below.

Maturity. The Notes will mature on December 31, 2012.

Collateral. The Company has provided a first priority security interest to Paragon, which is parri passue to the Bridge Notes on its certain assets pursuant to a Security and Collateral Agent Agreement, dated December 30, 2011.

Events of Default.  Standard events of default, including, without limitation, non-payment of principal or interest, enforcement proceedings, and insolvency, winding-up and other market standard analogous events.  Upon the occurrence of an Event of Default, all outstanding principals and unpaid interests of the Paragon Note shall automatically mature.

Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Paragon Note shall bear interest at the rate of the lesser of 15% per annum or the maximum amount permitted by applicable law.

Paragon Warrant

Paragon Warrant shall be exercisable at any time and from time to time during the seven-year period for an aggregate number of shares of the Company’s Common Stock equals to 17% of the issued and outstanding Common Stock of the Company immediately given effect to the Share Exchange Transaction, namely 2,000,000 shares.  The exercise price of each Warrant is $0.40 per share.

Maximum Exercise; 19.99% Limitation.  A Warrant holder is not permitted to exercise the Warrant to the extent that on the date of exercise the exercise would result in beneficial ownership by the holder and its affiliates of more than 19.99% of the outstanding shares of the Company’s Common Stock on such date.

Cashless Exercise. Each Warrant is exercisable on a cashless basis.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of common stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Sales of Additional Common Stock at Less than the Exercise Price; Full Ratchet Adjustment.  Subject to certain exceptions (including certain exempt issuances), if we sell or issue any common stock at a per share price, or warrants, options, convertible debt or equity securities with an exercise or conversion price per share, which is less than, the current exercise price of the Warrants, then the exercise price of the Warrants will be adjusted to the price paid for such additional common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida law allows the Company to indemnify its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on its behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation.

Article 5 of the Articles of Incorporation of the Company provide that it shall indemnify all directors, officers and agents to the fullest extent permitted by Florida law as provided within 2011 Florida Statutes Section 607.0850 or any other law in effect or as it may hereafter be amended.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

HERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission , located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Exchange Act.

The reports, statements and other information that we have filed with the Commission may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains a web site (http://www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission such as us. You may access our Commission filings electronically at this Commission website. These Commission filings are also available to the public from commercial document retrieval services.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 30, 2011, we issued 7,508,333 shares of our Common Stock to Nuvel DE Stockholders in exchange for all the issued and outstanding capital stock of Nuvel DE pursuant to the Share Exchange Agreement. On February 21, we corrected the Share Exchange Agreement by issuing an additional 2,491,667 shares to the Nuvel DE Shareholders. We did not receive any cash consideration in connection with the Share Exchange Transaction. In connection therewith, we issued a total of 1,739,706 shares of our Common Stock to Paragon Capital LP and its designated persons (collectively, “Paragon”) in consideration of making a loan of $390,000 to Nuvel DE in assistance of the consummation of the Share Exchange Transaction. The shares of Common Stock issued in the Share Exchange Transaction and subsequent issuances to Paragon were issued pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

As a result of the closing of the Share Exchange Transaction with the Nuvel DE Stockholders, the Nuvel DE Stockholders now own approximately 85% of the total outstanding shares of our Common Stock on a fully-diluted basis after giving effect to the Share Exchange Transaction.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the Share Exchange Agreement on December 30, 2011, Olivia G. Ruiz, our former Chairwoman of the Board, Chief Financial Officer, President and Treasurer, and Seth M. Weinstein, our director and Secretary, resigned from their positions as directors and/or officers of the Company. Their resignations as officers of the Company were effective immediately prior to the closing of the Share Exchange Transaction and their resignations as directors of the Company will be effective ten days after the mailing of the Information Statement on Schedule 14f-1 to stockholders of the Company on or around January 16, 2011.

Also effective immediately prior to the closing of the Share Exchange Transaction on December 30, 2011, Jay Elliot was appointed as the President, Chief Executive Officer and director, and Jorge Fernandez was appointed as the Chief Financial Officer of the Company.

At the closing of the Share Exchange Transaction, Charles Resnick and Gregory Osborn were appointed as directors of the Company effective on January 16, 2012, to serve until the next annual meeting of stockholders of the Company or until their earlier removal death or resignation.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 30, 2011, the Company changed its fiscal year end from September 30 to December 31 as a result of the Share Exchange Transaction consummated on December 30, 2011. The Share Exchange Transaction is accounted for as a reverse merger and recapitalization with the acquired company, Nuvel DE, becoming the accounting acquirer in this transaction.

No transition report will be filed, since we are adopting the fiscal year end of the accounting acquirer, which is December 31. The Company intends to file an annual report on Form 10-K for the new fiscal year ended December 31, 2011.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements

The financial statements of Nuvel DE are appended to this Current Report beginning on page F-1.

(d)     Exhibits
EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of the Bridge Notes pursuant to an Amended and Restated Subscription Agreement, dated December 30, 2011.

4.2	Form of Bridge Warrants pursuant to an Amended and Restated Subscription Agreement, dated December 30, 2011.

4.3	Form of Paragon Note issued to Paragon Capital Offshore LP, dated December 30, 2011.

4.4	Form of Paragon Warrant issued to Paragon Capital LP, dated December 30, 2011.

10.1	Share Exchange Agreement by and among the Company, certain former shareholders of the Company, Nuvel DE and Nuvel DE Stockholders, dated December 30, 2011.*

10.2	Amended and Restated Subscription Agreement, dated December 30, 2011.

10.3	Security Agreement between Nuvel DE and Paragon Capital Offshore LP, dated December 30, 2011

10.4	Form of Guaranty of the Company for the Paragon Note, dated December 30, 2011.

10.5	Form of Lockup Agreement between certain shareholders and the Company, dated December 30, 2011.

10.6	Form of Employment Agreement.

10.7	Form of Proprietary Information and Inventions Agreement.

10.8	Assignment and Assumption Agreement between the Company and Sahej Holdings, Inc., dated February 1, 2012.

* Filed on January 6, 2012 with the initial filing of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2012	HARMONY METALS, INC.
(Registrant)

By: /s/ Jay Elliot
Name: Jay Elliot
Title: Chief Executive Officer

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 20, 2010 (INCEPTION)
TO DECEMBER 31, 2010

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F - 3

FINANCIAL STATEMENTS

Balance Sheet as of December 31, 2010	F - 4

Statement of Operations for the Period from January 20, 2010 (inception) to December 31, 2010	F - 5

Statement of Changes in Stockholders’ Deficiency for the Period from January 20, 2010 (inception) to December 31, 2010	F - 6

Statement of Cash Flows for the Period from January 20, 2010 (inception) to December 31, 2010	F - 7

NOTES TO FINANCIAL STATEMENTS	F- 8 to F - 22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  and Stockholders of Nuvel, Inc.

We have audited the accompanying balance sheet of Nuvel, Inc. (the “Company”) (a company in the development stage) as of December 31, 2010, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from January 20, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nuvel, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the period from January 20, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $1,364,729 for the period from January 20, 2010 (inception) through December 31, 2010.  In addition, as of December 31, 2010, the Company had a working capital deficiency of $1,364,629.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp
Marcum llp
New York, NY
March 19, 2012

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
BALANCE SHEET
DECEMBER 31, 2010

Assets

Current assets:
Cash	$10,083
Prepaid expenses	1,900
Deferred financing costs, net	47,917
Total current assets	59,900

Total assets	$59,900

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable	$50,640
Accrued expenses	119,222
Warrant liabilities	71,750
Notes payable	175,000
Convertible notes payable, net of debt discount of $17,083	1,007,917
Total current liabilities	1,424,529

Total liabilities	1,424,529

Commitments and Contingencies

Stockholders' deficiency:
Common stock, $0.001 par value; authorized, 10,000 shares; Issued and outstanding, 10,000 shares	10
Additional paid in capital	90
Deficit accumulated during the development stage	(1,364,729)

Total stockholders' deficiency	(1,364,629)

Total liabilities and stockholders' deficiency	$59,900

The accompanying notes are an integral part of these financial statements.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 20, 2010 (INCEPTION) TO DECEMBER 31, 2010

Revenue	$-

Operating expenses:

Marketing and promotion	27,155
Payroll and benefits	743,992
General and administrative	147,499
Research and development	188,908
Total operating expenses	1,107,554

Operating loss	(1,107,554)

Other income (expense)

Change in fair value of warrants	6,625
Amortization of debt discount	(61,292)
Amortization of deferred financing costs	(132,083)
Interest expense	(70,425)
Total other expense	(257,175)

Net loss	$(1,364,729)

The accompanying notes are an integral part of these financial statements.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM JANUARY 20, 2010 (INCEPTION) TO DECEMBER 31, 2010

			Additional	Deficit Accumulated During the
	Common Stock		Paid in	Development
	Shares	Amount	Capital	Stage	Total
Balance as of January 20, 2010 (Inception)	-	$-	$-	$-	$-

Initial contribution upon formation of the Company	-	-	100	-	100
Issuance of founders’ shares for no consideration on December 8, 2010	10,000	10	(10)	-	-
Net loss for the period from January 20, 2010 (inception) to December 31, 2010	-	-	-	(1,364,729)	(1,364,729)

Balance as of December 31, 2010	10,000	$10	$90	$(1,364,729)	$(1,364,629)

The accompanying notes are an integral part of these financial statements.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 20, 2010 (INCEPTION) TO DECEMBER 31, 2010

Cash flows from operating activities:
Net loss	$(1,364,729)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	61,292
Amortization of deferred financing costs	132,083
Change in fair value of warrant liabilities	(6,625)
Changes in operating assets and liabilities:
Accounts payable	50,640
Accrued expenses	119,222
Prepaid expenses	(1,900)
Net cash used in operating activities	(1,010,017)

Cash flows from financing activities:
Proceeds from notes payable	325,000
Repayment of notes payable	(150,000)
Proceeds from convertible notes payable	1,025,000
Fees paid to placement agent	(180,000)
Proceeds from initial capital contribution	100
Net cash provided by financing activities	1,020,100

Net increase in cash	10,083
Cash, beginning of the period	-

Cash, end of the period	$10,083

Non-Cash Investing and Financing Activities:
Warrants issued as debt discount in connection with convertible notes payable	$78,375
Issuance of founders’ shares	$10

The accompanying notes are an integral part of these financial statements.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 1.  Business Organization and Nature of Operations

Nuvel, Inc. (the "Company") was incorporated as iNetXcel, Inc. in the state of Delaware on January 20, 2010. The Company changed its name to Nuvel, Inc. on July 6, 2010. The Company designs, develops and markets Wide Area Network Acceleration (WANa) Solutions that are purpose-built to accelerate and optimize the flow of information over the Internet. The Company’s products are deployed by its customers throughout their network infrastructures to improve the performance of their networks and reduce network costs, while enhancing network security.

The Company has been presented as a "development stage enterprise.” The Company’s primary activities since inception, have been the design and development of its products, negotiating strategic alliances and other agreements, and raising capital.  The Company had not commenced its principal operations, nor had it generated any revenues from its operations through December 31, 2010.

On December 30, 2011, the Company entered into a Share Exchange Agreement with Harmony Metals, Inc. and certain of its shareholders.  The transaction is being accounted for as a reverse merger and recapitalization. See Note 11.

Note 2.  Going Concern and Management Plans

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of December 31, 2010, the Company had a stockholders’ deficiency of $1,364,629.  The Company has not generated any revenues and incurred net losses of $1,364,729 during the period from January 20, 2010 (Inception) through December 31, 2010.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's primary source of operating funds since inception has been note financings.  Subsequent to December 31, 2010, the Company secured additional debt financing in the form of Notes Payable aggregating $560,000 (of which $50,000 was repaid) and Secured Convertible Promissory Notes totaling $1,675,000 (See Note 11).  As a result, the Company expects that its current cash on hand will fund its operations only through April 2012 (at which time a substantial portion of its debt obligations will become due).  The Company intends to raise additional capital through private debt and equity investors. The Company is currently a development stage enterprise and needs to raise additional capital in order to be able to accomplish its business plan objectives.  The Company is continuing its efforts to secure additional funds through debt or equity instruments.  Management believes that it will be successful in obtaining additional financing; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds it raises will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations.  There can be no assurance that such a plan will be successful.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s stock, debt discount, warrant liabilities, and the valuation allowance relating to the Company’s deferred tax assets.

Concentrations of Credit Risk

The Company maintains its cash accounts at high quality financial institutions with balances, at times, in excess of federally insured limits. As of December 31, 2010, the Company did not have any deposits in excess of federally insured limits.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2010, the Company does not have any cash equivalents.

Advertising

Advertising costs are charged to operations as incurred. For the period from January 20, 2010 (Inception) through December 31, 2010, the Company incurred advertising costs of $27,155.

Research and Development

Research and development expenses are charged to operations as incurred.  For the period from January 20, 2010 (Inception) through December 31, 2010, the Company incurred research and development expenses of $188,908.

Capitalized Software Costs

Software development costs incurred subsequent to establishing technological feasibility through general release of the software products are capitalized in accordance with Accounting Standards Codification (“ASC”) 985 “Software”.  Capitalized costs are amortized on a straight-line basis over the economic lives of the related products, generally three years. As of December 31, 2010, the Company’s software products did not reach technological feasibility and, therefore, no costs associated with the development were capitalized.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Summary of Significant Accounting Policies (continued)

Income Taxes

The Company follows the provisions of ASC Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The adoption of ASC Topic 740-10 did not have a material impact on the Company’s financial statements.

The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense.  No interest or penalties have been recognized as of December 31, 2010.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements for the year ended December 31, 2010.  The Company does not expect any significant changes in the unrecognized tax benefits within twelve months of the reporting date.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.  Applicable Generally Accepted Accounting Principles (“GAAP”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable GAAP.

For instruments in which the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Summary of Significant Accounting Policies (continued)

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined in ASC 815-40, "Contracts in Entity's Own Equity". The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free standing derivatives consist of warrants issued in connection with convertible note financing arrangements as described in Note 5. The Company evaluated the common stock purchase warrants to assess their proper classification in the balance sheet as of December 31, 2010 using the applicable classification criteria enumerated under GAAP.   See Note 5.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued expenses, and notes payable approximate fair value due to the short-term nature of these instruments. The carrying amounts of the Company’s short term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuance of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

Financial liabilities as of December 31, 2010 measured at fair value on a recurring basis are summarized below:

	December 31, 2010	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Warrant liabilities	$71,750	$-	$-	$71,750

The warrant liabilities are measured at fair value using a compound option model that includes characteristics of both a binomial lattice and the Black-Scholes formula completed with the assistance of an independent valuation company, and are classified within Level 3 of the valuation hierarchy.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the period from January 20, 2010 (inception) to December 31, 2010:

Beginning Balance	$-
Aggregate fair value of warrants issued	78,375
Change in fair value of warrant liabilities	(6,625)

Ending Balance	$71,750

The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the derivative financial instrument at issue are discussed in Note 5.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued guidance requiring new disclosures and clarifying existing disclosure requirements about fair value measurement. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  Specifically, the amendments now require a reporting entity to:

•	Disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

•	Present separately information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements using significant unobservable inputs.

•	In addition, the guidance clarifies the requirements of the following disclosures:

•
For purposes of reporting fair value measurements for each class of assets and liabilities, a reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

•	A reporting entity is to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

The guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued an update which amends the subsequent events disclosure guidance.  The amendments include a definition of Securities and Exchange Commission (“SEC”) filer, requires an SEC filer to evaluate subsequent events through the date the financial statements are issued, and removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated.  This guidance was effective upon issuance for the Company.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820). This updated accounting guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS). This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. For non-public entities, the amendments are effective for annual periods beginning after December 15, 2011.  The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 and now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009.  The adoption of this standard did not have an impact on the Company’s financial position and results of operations.

The Company does not believe that there are any other new accounting pronouncements that the Company is required to adopt that are likely to have a material effect on the Company’s financial statements upon adoption.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Summary of Significant Accounting Policies (continued)

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date on which the financial statements were issued.

Note 4.  Accrued Expenses

Accrued expenses and other current liabilities are comprised of the following as of December 31, 2010:

Accrued interest	$70,425
Accrued payroll	48,797

Total	$119,222

Note 5.  Secured Convertible Promissory Notes

For the period from January 20, 2010 (inception) through December 31, 2010, the Company issued certain Secured Convertible Promissory Notes (the “Convertible Notes”) aggregating $1,025,000.  The Convertible Notes are collateralized by substantially all assets of the Company and are repayable six months from the date of issuance of the respective notes; however, the Company has the right to extend the maturity date for an additional two months.  The Convertible Notes define a "Qualified Financing" as the sale for cash by the Company of securities generating aggregate gross proceeds of at least $2,000,000 (including the amounts due under the Convertible Notes that are converted into such securities).  In the event of a Qualified Financing (as defined), the holder of the Convertible Notes would be able to elect to convert the principal and unpaid interest into common stock at a 10% discount of the Qualified Financing.  As of December 31, 2010, since the Convertible Notes were contingently convertible and the Qualified Financing (as defined) did not occur, the Convertible Notes were not convertible into common stock.

During the initial six month period of the notes, the rate of interest will be 12% per annum. In the event the Company exercises the extension period, the interest rate would retroactively increase to 15% per annum.  Once the extension period has passed, the interest rate would be retroactively increased to 20% per annum.  The Company considered provisions of ASC 470 “Debt” with respect to its increasing-rate debt and concluded that the overall effect was deemed de minimis to the financial statements.   Subsequent to December 31, 2010, the Convertible Notes were converted into new instruments. See Note 11.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 5.  Secured Convertible Promissory Notes (continued)

The Convertible Notes are summarized as follows:

December 31,2010
Face Amount	$1,025,000
Less: Discount	(78,375)
Plus: Amortization of Discount	61,292

Total	$1,007,917

In connection with the Convertible Notes, the noteholders also received warrants to purchase an aggregate of 512,500 shares of the Company’s common stock with an initial exercise price equal to 90% of the per share price paid by investors in a Qualified Financing (as defined).  Per the terms of the warrants, such exercise price was reduced to $1.50 per share since the Qualified Financing (as defined) did not occur within three months of the issuance of the warrant.  The warrants expire the earlier of seven years from the grant date or the closing of a sale or merger transaction (as defined).  As of December 31, 2010, the Company did not have sufficient authorized shares of common stock with respect to the potential exercise of these warrants.

The Company follows the provisions of ASC 815-40, “Contracts in Entity’s own Equity”, which addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock. Under this guidance, instruments which do not have fixed settlement provisions are deemed to be derivative instruments.   The Company determined that the common stock purchase warrants, as originally issued, did not contain fixed settlement provisions because the exercise price was subject to a Qualified Financing. As such, the Company was required to record the warrants which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value each reporting period through December 31, 2010.

The Company valued the warrants issued in connection with the Convertible Notes with the assistance of an independent valuation company and applied the value to the principal amount to determine the debt discount, which totaled $78,375.  Accordingly, the Company allocated $78,375 of the offering proceeds to the fair value of the warrants on their respective dates of issuance and recorded them as liabilities in the accompanying balance sheet.  Such amount is being amortized over the terms of the respective notes using the effective interest method.  During the period from January 20, 2010 (Inception) through December 31, 2010, the Company recognized $61,292 in amortization of the deferred debt discount.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 5.  Secured Convertible Promissory Notes (continued)

The fair value of these warrants on the issuance date was calculated using a compound option model that includes characteristics of both a binomial lattice and the Black-Scholes formula completed by an independent valuation company with the following weighted average assumptions:

Dividend Yield	0%
Volatility	80.00%
Risk-free interest rate	0.12-3.39%
Expected lives	3-4 years
Weighted average fair value per warrant	$0.15
Warrants issued	512,500
Aggregate grant date fair value	$78,375

The risk-free interest rate is the United States Treasury rate for the day of the grant having a term equal to the contractual life of the warrant. An increase in the risk-free interest rate will increase the fair value and the related compensation expense.  The volatility is a measure of the amount by which the Company’s share price has fluctuated or is expected to fluctuate. Since the Company’s stock has not been publicly traded for a long period of time, an average of the historic volatility of comparative companies was used.  The dividend yield is 0% as the Company has not made any dividend payment nor plans to pay dividends in the foreseeable future.

On December 31, 2010, the Company marked these warrants to fair value and recorded a $6,625 gain relating to the change in fair value of warrant liabilities.  The aggregate fair value of all such warrants amounted to $71,750 at December 31, 2010.

In connection with the Convertible Notes, the Company incurred placement agent fees of $180,000 which are being amortized on a straight-line basis over the stated term of the loan.  Deferred financing costs are presented in the balance sheet at December 31, 2010 net of $132,083 in amortization expense for the period from January 20, 2010 (inception) through December 31, 2010.

Note 6.  Notes Payable

During the year ended December 31, 2010, the Company issued certain notes payable totaling $325,000 and repaid $150,000.  The notes bear interest between 0% and 12% per annum (weighted average of 6.5% per annum).  The Company calculated the imputed interest associated with non-interest bearing notes and the resulting expense was deemed de minimis to the financial statements for the period from January 20, 2010 (Inception) through December 31, 2010.  The outstanding notes payable totaling $175,000 will mature on December 31, 2011.  As of March 19, 2012, these notes have not yet been repaid.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 7.  Income Taxes
The tax effects of temporary differences that give rise to deferred tax assets as of December 31, 2010 are presented below:

Deferred Tax Assets:
Net operating loss carryforward	$544,000
Total deferred tax asset	544,000

Valuation allowance	(544,000)

Deferred tax asset, net of valuation allowance	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the period from January 20, 2010 (inception) through December 31, 2010 is as follows:

U.S. statutory federal rate	(34.0)%
State income taxes, net of federal tax benefit	(5.8)%
Permanent differences	-
Change in valuation allowance	39.8%
Income tax provision (benefit)	-%

The income tax provision (benefit) for the period from January 20, 2010 (inception) to December 31, 2010 consists of the following:

Federal
Current	$-
Deferred	(466,717)
State and local
Current	-
Deferred	(77,283)
Change in valuation allowance	544,000
Income tax provision (benefit)	$-

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established.  Based upon the Company’s losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized.

The Company is required to file income tax returns in U.S. federal and various state jurisdictions, and these returns are subject to examination by such taxing authorities.  The Company is in process of filing its federal and state income tax returns for the period from January 20, 2010 (inception) through December 31, 2010.

At December 31, 2010, the Company had approximately $1,300,000 of federal and state net operating loss that may be available to offset future taxable income.  The Company will not be able to utilize these carry-forwards until its initial tax returns are filed.  The net operating loss carry overs, if not utilized, will expire 20 years from the date that the tax returns are filed for federal purposes.  Net operating losses incurred in California are currently suspended and cannot be utilized until after 2011, at which time they may be carried forward for 20 years.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 8.  Commitments and Contingencies

Operating Lease

Beginning in August 2010, the Company leased office space in Campbell, California (Silicon Valley) under a renewable six month operating lease.  Rent expense amounted to $6,464 for the period from January 20, 2010 (Inception) through December 31, 2010.

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the consolidated financial statements as of December 31, 2010.

Saggezza Consulting Agreements

Pursuant to a consulting agreement entered into as of April 29, 2010, the Company retained a development company to develop the vSOS App for iPhone and Android, along with the vSOS Server. The agreement provides for compensation of $53,000. On August 16, 2010, the Company entered into another consulting agreement with the same company to develop the product NDT – Network Data Tunnel. The project requires six dedicated engineers and provides for compensation of $27,000 a month through January 30, 2012 (as amended).

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 9.  Stockholders’ Deficiency

Authorized Capital

The Company is authorized to issue up to 10,000 shares of common stock, $0.001 par value. The holders of the Company’s common stock are entitled to one vote per share.

Common Stock

The Company issued 10,000 shares of common stock to its founders for no cash consideration in December 2010.

Warrants

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Warrants outstanding at January 20, 2010 (Inception)	-	-

Granted	512,500	$1.50	6.56
Expired	-	-
Exercised	-	-

Warrants outstanding at December 31, 2010	512,500	$1.50	6.56	$ -

Note 10.  Related Party

On February 1, 2010, the Company engaged a placement agent agreement (“Placement Agent Agreement”) with Middlebury Group LLC, where one director of the Company works as a partner, to act as the placement agent in connection with a private placement offering comprised of bridge notes, convertible preferred stock, senior secured promissory notes, convertible notes, and warrants as required.  The agreement provides for a monthly retainer fee of $10,000 and a placement fee equal to ten percent of the aggregate purchase price paid by each investor.

As of December 31, 2010, the Company paid Middlebury Group LLC $89,000 for the services provided pursuant to the Placement Agent Agreement.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 11. Subsequent Events

Apptology Consulting Agreement

Pursuant to a consulting agreement entered into as of January 10, 2011, the Company retained a development company to create an integration to vSOS for iPhone and PayPal as well as to assist in improving the logo design. In addition, the development company is to write and distribute one press release discussing the product (with Nuvel’s written permission). The agreement provides for compensation of $2,500 per month.  On April 14, 2011, the Company entered into another consulting agreement with the same company to develop a new product called Distracted Driver Android App. The agreement provides for compensation of $8,000 per month.

Note Financing

In November 2011, January 2012, and February 2012, the Company issued additional notes payable aggregating $470,000 (of which $50,000 was repaid).  The notes bear interest of 12% per annum and mature between March and December 2012.  These investors also received an aggregate of 410,000 warrants to purchase common stock in connection with the short term loans.

Convertible Notes

Subsequent to December 31, 2010 and through June 2011, the Company issued additional Convertible Notes under the terms discussed in Note 5 aggregating $675,000.

New Convertible Notes

On July 5, 2011, the outstanding Convertible Notes aggregating $1,700,000 were converted into new Senior Secured Convertible Promissory Notes (the “New Convertible Notes”).  The New Convertible Notes are repayable six months from the date of issuance of the respective notes; however, the Company has the right to extend the maturity date for an additional two months.  During the initial six month period of the notes, the rate of interest will be 12% per annum. In the event that the Company executes an extension period, the interest rate would retroactively increase to 15% per annum.  Once the extension period has passed, the interest rate would be retroactively increased to 22% per annum.

The New Convertible Notes define a "Qualified Financing" as the sale for cash by the Company of debt or equity securities generating aggregate gross proceeds of at least $3,000,000 (including the proceeds from the Convertible Notes). In the event a Qualified Financing (as defined) is consummated by December 31, 2011, the noteholder shall have the option to (a) convert the principal amount of the New Convertible Note, plus accrued but unpaid interest thereon (the “Conversion Amount”), into the same securities purchased by investors in the Qualified Financing. The noteholder shall also be entitled to receive warrants issued in connection therewith, as the same terms received by such investors, at a conversion price equal to the lower of (1) 75% of the per share price paid by the investors in the Qualified Financing and (2) a price per share which represents a $7,000,000 valuation; or (b) tender their Bridge Note to the Company for immediate repayment of principal and accrued and unpaid interest. If the Qualified Financing does not occur by December 31, 2011, then the Conversion Price will be reduced to the lower of (1) 50% of the per share price paid by the investors in any equity related offering, or (2) a price per share which represents a $4,000,000 pre-offering valuation.  On December 30, 2011, the outstanding New Convertible Notes were converted into new instruments.  See the “Third Amendment” below.

From July 5, 2011 through December 16, 2011, the Company issued an additional $1,000,000 in New Convertible Notes for cash proceeds.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS

Note 11.  Subsequent Events (continued)

New Convertible Notes (continued)

Prior to the conversion of the Convertible Notes into the New Convertible Notes, warrants to purchase an aggregate of 850,000 of the Company’s common stock with an exercise price of $1.50 were surrendered to the Company.

In connection with the New Convertible Notes, the note holders received warrants (the “New Warrants”) to purchase an aggregate of 1,620,000 of the Company’s common stock with an exercise price of $1.00 per share (as adjusted) and expire the earlier of seven years from the grant date or the closing of a sale or merger transaction (as defined).

Third Amendment

On December 30, 2011, the Company entered into an agreement amending the New Convertible Notes (the “Third Amendment”).  Under the Third Amendment, in the event a Qualified Financing (as defined) is consummated by the Company, the noteholder shall have the option to (a) convert the principal amount of the Note, plus accrued but unpaid interest, into the same securities purchased by investors in the Qualified Financing. The noteholder shall also be entitled to receive warrants issued in connection therewith, with the same terms received by such investors at a conversion price equal to the lower of (x) the price per share of the Qualified Securities and (y) $0.54 per share (the “Conversion Price”), or (b) tender their notes to the Company for immediate repayment of principal and accrued and unpaid interest.  A  Qualified Financing is defined as the sale for cash by the Company or any company with which it completes a reverse merger or any business combination of debt or equity securities generating aggregate gross proceeds of at least $1,500,000.

The Third Amendment also changed the terms of the New Warrants.  The number of Warrant Shares that a Holder shall be entitled to receive shall equal the number derived by dividing an amount equal to (i) fifty percent of the principal amount of the Note, plus accrued but unpaid interest thereon, by (ii) the Conversion Price.

Operating Lease

Beginning in November 2012, the Company leased office space in Los Gatos, California pursuant to a one year lease that expires on October 31, 2012.

Reverse Merger and Recapitalization

On December 30, 2011, the Company, all of the stockholders of Nuvel (the “Nuvel Stockholders”), Harmony Metals, Inc. (“Harmony”) and certain stockholders of Harmony entered into a Share Exchange Agreement (the “Share Exchange”), whereby the Nuvel Stockholders were issued an aggregate of 7,508,333 shares of Harmony common stock in exchange for an aggregate of 10,000 shares of Nuvel common stock held by the Nuvel Stockholders and a total cash purchase price of $350,000.  On February 21, 2012, the Share Exchange Agreement was corrected to issue an additional 2,931,373 shares of Common Stock to the Nuvel DE Stockholders on a pro rata basis. As a result of the transaction, the former stockholders’ of Nuvel owned approximately 85% of Harmony and the officers of Nuvel became the officers of Harmony. The transaction is being accounted for as a reverse merger and recapitalization, whereby the Company is deemed to be the acquirer for accounting purposes.

In connection with the Share Exchange, the Company received a loan from an investor in the amount of $390,000.  The note bears interest of 8% per annum and matures on December 31, 2012.  In addition, the investor and its affiliate received an aggregate of 1,739,706 shares of common stock of the Company and warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.40 per share with a term of seven years.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

Page

UNAUDITED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheet as of September 30, 2011	F - 24

   Unaudited Condensed Statements of Operations for the Nine Months ended September 30, 2011, for the Period from January 20, 2010 (inception) to September 30, 2010, and for the Period from January 20, 2010 (inception) to September 30, 2011
F - 25

   Unaudited Condensed Statements of Cash Flows for the Nine Months ended September 30, 2011, for the Period from January 20, 2010 (inception) to September 30, 2010, and for the Period from January 20, 2010 (inception) to September 30, 2011
F - 26

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS	F - 27 to F - 35

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
CONDENSED BALANCE SHEET (unaudited)

SEPTEMBER 30, 2011

Assets

Current assets:
Cash	$203,880
Prepaid expenses	1,900
Deferred financing costs, net	70,833
Total current assets	276,613

Total assets	$276,613

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable	$148,196
Accrued expenses	489,574
Warrant liabilities	465,000
Notes payable	175,000
Convertible notes payable, net of debt discount of $175,200	2,324,800
Total current liabilities	3,602,570

Total liabilities	$3,602,570

Commitments and Contingencies

Stockholders' deficiency:
Common stock, $0.001 par value; authorized, 10,000 shares; Issued and outstanding, 10,000 shares	10
Additional paid in capital	102,090
Deficit accumulated during the development stage	(3,428,057)

Total stockholders' deficiency	(3,325,957)

Total liabilities and stockholders' deficiency	$276,613

The accompanying notes are an integral part of these condensed financial statements.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Nine Months Ended September 30, 2011	Period from January 20, 2010 (Inception) to September 30, 2010	Period from January 20, 2010 (Inception) to September 30, 2011

Revenue	$-	$-	$-

Operating expenses:

Marketing and promotion	42,263	17,441	69,418
Payroll and benefits	734,691	510,353	1,478,683
General and administrative	222,482	110,953	369,982
Research and development	232,411	89,937	421,318

	1,231,847	728,684	2,339,401
Total operating expenses

Operating loss	(1,231,847)	(728,684)	(2,339,401)

Other income (expense)

Change in fair value of warrants	(224,525)	2,000	(217,900)
Amortization of debt discount	(112,608)	(33,083)	(173,900)
Amortization of deferred financing costs	(194,083)	(65,916)	(326,167)
Interest expense	(300,264)	(28,759)	(370,689)
Total other expense	(831,481)	(125,758)	(1,088,656)

Net loss	$(2,063,328)	$(854,442)	$(3,428,057)

The accompanying notes are an integral part of these condensed financial statements.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
CONDENSED STATEMENTS OF CASH FLOWS (unaudited)

	For the Nine Months Ended September 30, 2011	Period from January 20, 2010 (Inception) to September 30, 2010	Period from January 20, 2010 (Inception) to September 30, 2011

Cash flows from operating activities:
Net loss	$(2,063,328)	$(854,442)	$(3,428,057)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of debt discount	112,608	33,083	173,900
Amortization of deferred financing costs	194,083	65,916	326,167
Change in fair value of warrant liabilities	224,525	(2,000)	217,900
Changes in operating assets and liabilities:
Accounts payable	97,556	63,990	148,196
Accrued expenses	370,352	28,759	489,574
Prepaid expenses	-	-	(1,900)
Net cash used in operating activities	(1,064,203)	(664,694)	(2,074,220)

Cash flows from financing activities:
Proceeds from notes payable	105,000	100,000	430,000
Repayment of notes payable	(105,000)	(50,000)	(255,000)
Proceeds from convertible notes payable	1,475,000	850,000	2,500,000
Fees paid to placement agent	(217,000)	(127,500)	(397,000)
Proceeds from initial capital contribution	-	100	100
Net cash provided by financing activities	1,258,000	772,600	2,278,100

Net increase in cash	193,797	107,906	203,880
Cash, beginning of the period	10,083	-	-

Cash, end of the period	$203,880	$107,906	$203,880

Non-Cash Investing and Financing Activities:
Value of warrants recorded as debt discount in connection with convertible notes payable	$270,725	$65,750	$349,100
Reclassification of warrant liability upon surrender of warrants	$102,000	$-	$102,000
Issuance of founders’ shares	$-	$-	$10

The accompanying notes are an integral part of these condensed financial statements.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 1.  Business Organization, Nature of Operations and Basis of Presentation

Nuvel, Inc. (the "Company") was incorporated as iNetXcel, Inc. in the state of Delaware on January 20, 2010. The Company changed its name to Nuvel, Inc. on July 6, 2010. The Company designs, develops and markets Wide Area Network Acceleration (WANa) Solutions that are purpose-built to accelerate and optimize the flow of information over the Internet. The Company’s products are deployed by its customers throughout their network infrastructures to improve the performance of their networks and reduce network costs, while enhancing network security.

The Company has been presented as a "development stage enterprise”. The Company’s primary activities since inception, have been the design and development of its products, negotiating strategic alliances and other agreements, and raising capital.  The Company had not commenced its principal operations, nor had it generated any revenues from its operations through December 31, 2010.

On December 30, 2011, the Company entered into a Share Exchange Agreement with Harmony Metals, Inc. and certain of its shareholders (the "Share Exchange").  The transaction is being accounted for as a reverse merger and recapitalization, whereby the Company is deemed to be the acquirer for accounting purposes.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and Article 8 of Regulation S-X. Accordingly, the condensed balance sheet as of September 30, 2011 and the condensed statements of operations and cash flows for the nine months ended September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to September 30, 2011, have been prepared by the Company without being audited. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to make the Company’s condensed financial position, results of operations and cash flows, as of September 30, 2011 and for the nine months ended September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to September 30, 2011 not misleading have been made. The condensed results of operations for the nine months ended September 30, 2011, and for the period from January 20, 2010 (inception) to September 30, 2010, are not necessarily indicative of results that would be expected for any other interim period or the full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the audited financial statements from January 20, 2010 (Inception) through December 31, 2010 and notes thereto included elsewhere herein this document.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 2.  Going Concern and Management Plans

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of September 30, 2011, the Company had a working capital deficiency and stockholders’ deficiency of $3,325,957. The Company has not generated any revenues and incurred net losses since inception.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The condensed financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's primary source of operating funds since inception has been note financings.  Subsequent to September 30, 2011, the Company secured additional debt financing in the form of Notes Payable aggregating $560,000 (See Note 8) and Secured Convertible Promissory Notes totaling $200,000 (See Note 5).  As a result, the Company expects that its current cash on hand will fund its operations only through April 2012 (at which time a substantial portion of its debt obligations will become due).  The Company intends to raise additional capital through private debt and equity investors. The Company is currently a development stage enterprise and needs to raise additional capital in order to be able to accomplish its business plan objectives.  The Company is continuing its efforts to secure additional funds through debt or equity instruments.  Management believes that it will be successful in obtaining additional financing; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds it raises will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations.  There can be no assurance that such a plan will be successful.

Note 3.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s stock, debt discount, warrant liabilities, and the valuation allowance relating to the Company’s deferred tax assets.

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date on which the condensed financial statements were issued.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 4.  Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are comprised of the following as of September 30, 2011:

Accrued interest	$370,689
Accrued payroll and payroll taxes	118,885

Total	$489,574

Note 5.  Secured Convertible Promissory Notes

Convertible Notes

For the period from January 20, 2010 (inception) to June 30, 2011, the Company issued certain Secured Convertible Promissory Notes (the “Convertible Notes”) aggregating $1,700,000, of which $675,000 were issued during the nine months ended September 30, 2011.  The Convertible Notes are collateralized by substantially all assets of the Company and are repayable six months from the date of issuance of the respective notes; however, the Company has the right to extend the maturity date for an additional two months.   The Convertible Notes define a “Qualified Financing” as the sale for cash by the Company of securities generating aggregate gross proceeds of at least $2,000,000 (including the amounts due under the Convertible Notes that are converted into such securities.  In the event of a Qualified Financing (as defined), the holder of the Convertible Notes would be able to elect to convert the principal and unpaid interest into common stock at a 10% discount of the Qualified Financing.  The Company has evaluated the conversion option in this instrument and determined that the instrument is contingently convertible since the Convertible Notes can not be converted to equity until a Qualified Financing (as defined) has occurred.

During the initial six month period of the notes, the rate of interest will be 12% per annum.  In the event that the Company exercises the extension period, the interest rate would retroactively increase to 15% per annum.  Once the extension period has passed, the interest rate would be retroactively increased to 20% per annum.  The Company considered provisions of ASC 470 “Debt” with respect to its increasing-rate debt and concluded that the overall effect was deemed de minimis to the condensed financial statements.

In connection with the Convertible Notes, for the period from January 20, 2010 (inception) to June 30, 2011, the noteholders also received warrants to purchase an aggregate of 850,000 shares of common stock (the “Old Warrants”), of which 337,500 shares were issued during the nine months ended September 30, 2011.  The Old Warrants had an initial exercise price equal to 90% of the per share price paid by investors in a Qualified Financing (as defined).  Per the terms of the warrants, such exercise price was reduced to $1.50 per share since the Qualified Financing (as defined) did not occur within three months of the issuance of the warrant.  The warrants expire the earlier of seven years from the grant date or the closing of a sale or merger transaction (as defined).

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 5.  Secured Convertible Promissory Notes (continued)

Convertible Notes (continued)

In accordance with ASC 815-40, “Contracts in Entity’s Own Equity”, the Company determined that the common stock purchase warrants, as originally issued, did not contain fixed settlement provisions because the exercise price was subject to the completion of a Qualified Financing transaction.  As such, the Company was required to record the warrants which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value each reporting period through July 5, 2011, at which time these warrants were surrendered (see “New Convertible Notes” below).

The Company valued the Old Warrants with the assistance of an independent valuation company and applied it to the principal amount to determine the debt discount, which totaled $123,500.  Accordingly, the Company allocated $123,500 of the offering proceeds to the fair value of the warrants on their respective dates of issuance and recorded them as liabilities in the accompanying condensed balance sheet.  Such amount is being amortized over the terms of the respective notes using the effective interest method.  During the nine months ended September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to September 30, 2011, the Company recognized $62,208, $33,083, and $123,500, respectively, in amortization of the deferred debt discount relating to the Convertible Notes.

The fair value of the Old Warrants on the issuance date was calculated using a compound option model that includes characteristics of both a binomial lattice and the Black-Scholes formula valued with the assistance of an independent valuation company with the following weighted average assumptions:

Dividend Yield	0%
Volatility	80.00%
Risk-free interest rate	0.12-3.39%
Expected lives	3-4 years
Weighted average fair value per warrant	$0.15
Warrants issued	850,000
Aggregate grant date fair value	$123,500

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 5.  Secured Convertible Promissory Notes (continued)

New Convertible Notes

On July 5, 2011, the outstanding Convertible Notes aggregating $1,700,000 were converted into new Senior Secured Convertible Promissory Notes (the “New Convertible Notes”). From the date of issuance to July 5, 2011, since the Qualified Financing (as defined in the Convertible Notes) did not occur, the Convertible Notes were not convertible into common stock.  The New Convertible Notes are repayable six months from the date of issuance of the respective notes; however, the Company has the right to extend the maturity date for an additional two months.  During the initial six month period of the notes, the rate of interest will be 12% per annum.  In the event that the Company exercises the extension period, the interest rate would retroactively increase to 15% per annum.  Once the extension period has passed, the interest rate would be retroactively increased to 22% per annum.

In the event a Qualified Financing (as defined) is consummated by December 31, 2011, the noteholder shall have the option to (a) convert the principal amount of the New Convertible Note, plus accrued but unpaid interest thereon (the “Conversion Amount”), into the same securities purchased by investors in the Qualified Financing, including any warrants issued in connection therewith, at the same terms received by such investors, at a conversion price equal to the lower of (1) 75% of the per share price paid by the investors in the Qualified Financing and (2) a price per share which represents a $7,000,000 valuation; or (b) tender their notes to the Company for immediate repayment of principal and accrued and unpaid interest. If the Qualified Financing does not occur by December 31, 2011, then the Conversion Price will be reduced to the lower of (1) 50% of the per share price paid by the investors in any equity related offering, or (2) a price per share which represents a $4,000,000 pre-offering valuation.  As of September 30, 2011, the Company has evaluated the conversion option in this instrument and determined that the instrument is contingently convertible since the New Convertible Notes could not be converted to equity, as a Qualified Financing (as defined) did not occur.

On July 5, 2011, in connection with the conversion of the Convertible Notes into the New Convertible Notes, the Old Warrants were surrendered to the Company and the investors received warrants to purchase an aggregate of 1,020,000 of the Company’s common stock with an exercise price of $1.00 per share (as adjusted) and expiring the earlier of seven years from the grant date or the closing of a sale or merger transaction (as defined),  (the “New Warrants”).  The Company accelerated the amortization of the remaining debt discount totaling $23,187 upon surrender of the Old Warrants.  In addition, on July 5, 2011, the Company marked to market the Old Warrants and reclassified the resulting warrant liability aggregating $102,000 to equity.

In addition, from July 5, 2011 through September 30, 2011, the Company issued an additional $800,000 in New Convertible Notes for cash proceeds.   These noteholders received an aggregate of 480,000 New Warrants.

As of September 30, 2011, since the Qualified Financing (as defined) did not occur, the Convertible Notes were not convertible into common stock.

Note 5.  Secured Convertible Promissory Notes (continued)

New Convertible Notes (continued)

The Company determined that the New Warrants, as originally issued, did not contain fixed settlement provisions because the exercise price was subject to a Qualified Financing. As such, the Company was required to record the warrants which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value each reporting period through September 30, 2011.

The Company valued the New Warrants issued in connection with the New Convertible Notes with the assistance of an independent valuation company and applied the value to the principal amount to determine the debt discount, which totaled $225,600.  Accordingly, the Company allocated $225,600 of the offering proceeds to the fair value of the warrants on their respective dates of issuance and recorded them as liabilities in the accompanying condensed balance sheet.  Such amount is being amortized over the terms of the respective notes using the effective interest method.

During the nine months ended September 30, 2011 and for the period from January 20, 2010 (inception) to September 30, 2011, the Company recognized $50,400 in amortization of the deferred debt discount relating to the New Convertible Notes.

The fair value of the New Warrants on the issuance date was calculated using a compound option model that includes characteristics of both a binomial lattice and the Black-Scholes formula valued with the assistance of an independent valuation company with the following weighted average assumptions:

Dividend Yield	0%
Volatility	80.00%
Risk-free interest rate	0.12-3.39%
Expected lives	3-4 years
Weighted average fair value per warrant	$0.15
Warrants issued	1,500,000
Aggregate grant date fair value	$225,600

During the nine months ended September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to September 30, 2011, the Company marked these warrants to fair value and recorded a charge of $224,525, income of $2,000, and a charge of $217,900, respectively, relating to the change in fair value of warrant liabilities.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 5.  Secured Convertible Promissory Notes (continued)

New Convertible Notes (continued)

In connection with the Convertible Notes and the New Convertible Notes, the Company incurred placement agent fees of $397,000 (of which $217,000 and $127,500 were incurred during the nine months ended September 30, 2011 and for the period from January 20, 2010 (inception) to September 30, 2010, respectively) which are being amortized as deferred financing costs on a straight-line basis over the stated term of the loan.  During the nine months ended September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to September 30, 2011, amortization of deferred financing costs relating to the Convertible Notes aggregated $194,083, $65,917, and $326,167 respectively.

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” the Company’s financial liabilities measured at fair value on a recurring basis as of September 30, 2011 include the Company’s warrant liabilities aggregating $465,000, which are classified within Level 3 of the valuation hierarchy.  During the nine months ended September 30, 2011, the Company recorded a liability for the value of warrants recorded as a debt discount in connection with convertible notes payable in the amount of $270,725, a change in the fair value of warrant liabilities aggregating $224,525, and a reclassification of warrant liabilities upon the surrender of warrants aggregating $102,000.

Subsequent to September 30, 2011, the Company issued additional New Convertible Notes aggregating $200,000.  On December 30, 2011, the outstanding New Convertible Notes were converted into the “Third Amendment”.  See Note 8.

 Note 6.  Commitments and Contingencies

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.  There are no such matters that are deemed material to the condensed consolidated financial statements as of September 30, 2011.

Apptology Consulting Agreement

Pursuant to a consulting agreement entered into as of January 10, 2011, the Company retained a development company to create an integration to vSOS for iPhone and PayPal as well as to assist in improving the logo design. In addition, the development company is to write and distribute one press release discussing the product (with Nuvel’s written permission). The agreement provides for compensation of $2,500 per month.  On April 14, 2011, the Company entered into another consulting agreement with the same company to develop a new product called Distracted Driver Android App. The agreement provides for compensation of $8,000 per month.

Middlebury Placement Agent Agreement

Pursuant to a placement agent agreement entered into on February 1, 2010, the Company engaged Middlebury Group LLC to act as the placement agent in connection with a private placement offering comprised of bridge notes, convertible preferred stock, senior secured promissory notes, convertible notes, and warrants as required.  The agreement provides for a monthly retainer fee of $10,000 and a placement fee equal to ten percent of the aggregate purchase price paid by each Investor.  During the nine months ended September 30, 2011, the Company paid Middlebury Group LLC an aggregate of $65,000 for services provided pursuant to the agreement.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 6.  Commitments and Contingencies (continued)

Operating Lease

The Company leases office space in Los Gatos, California (Silicon Valley) under a month to month operating lease.  Rent expense amounted to $11,668, $4,986, and $18,131 for the nine months ended September 30, 2011, for the period from January 20, 2010 (inception) to September 30, 2010, and for the period from January 20, 2010 (inception) to September 30, 2011, respectively.

Note 7.  Warrants

Details of warrants outstanding as of September 30, 2011 are as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Warrants outstanding at January 1, 2011	512,500	$1.50	6.56
Granted	1,837,500	$1.00	6.31
Expired	-	-
Cancelled	(850,000)	$1.50	6.56
Exercised	-	-

Warrants outstanding at September 30, 2011	1,500,000	$1.00	6.31	$-

As of September 30, 2011, the Company did not have sufficient authorized shares of common stock with respect to the potential exercise of the outstanding warrants.

Note 8.  Subsequent Events

Note Financing

In November 2011, January 2012, and February 2012, the Company issued additional notes payable aggregating $470,000 (of which $50,000 was repaid).  The notes bear interest of 12% per annum and mature between April  and December 2012.  These investors also received an aggregate of 410,000 warrants in connection with the loans.

In connection with the Share Exchange, the Company received a loan from an investor in the amount of $390,000.  The note bears interest of 8% per annum and matures on December 31, 2012.  In addition, the investor and its affiliate received an aggregate of 1,739,706 shares of common stock of the Company and warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.40 per share with a term of seven years.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

Note 8.  Subsequent Events (continued)

Operating Lease

Beginning in November 2012, the Company leased office space in Los Gatos, California pursuant to a one year lase that expires on October 31, 2012.

Third Amendment

On December 30, 2011, the Company entered into an agreement amending the New Convertible Notes (the “Third Amendment”).  Under the Third Amendment, in the event a Qualified Financing (as defined) is consummated by the Company, the noteholder shall have the option to (a) convert the principal amount of the note, plus accrued but unpaid interest, into the same securities purchased by investors in the Qualified Financing.  The noteholder shall also be entitled to receive warrants issued in connection therewith, with the same terms received by such investors at a conversion price equal to the lower of (x) the price per share of the Qualified Securities and (y)$0.54 per share (the “Conversion Price”), or (b) tender their notes to the Company for immediate repayment of principal and accrued and unpaid interest.  A  Qualified Financing is defined as the sale for cash by the Company or any company with which it completes a reverse merger or any business combination of debt or equity securities generating aggregate gross proceeds of at least $1,500,000.

The Third Amendment also changed the terms of the New Warrants.  The number of Warrant Shares that a Holder shall be entitled to receive shall equal the number derived by dividing an amount equal to (i) fifty percent of the principal amount of the Note, plus accrued but unpaid interest thereon, by (ii) the Conversion Price.

7

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

Page

UNAUDITED COMBINED FINANCIAL STATEMENTS

Introductory Note	F - 38

Pro Forma Combined Balance Sheet as of September 30, 2011	F - 39

Pro Forma Combined Statement of Operations for the nine months ending September 30, 2011	F - 40

Pro Forma Combined Statement of Operations for the Period from January 20, 2010 (inception) to December 31, 2010	F - 41

NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS	F - 42 to F - 43

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

On December 30, 2011, Nuvel, Inc. (the “Company”), all of the stockholders of Nuvel, Inc. (the “Nuvel Stockholders”), Harmony Metals, Inc. (“Harmony”) and certain stockholders of Harmony  entered into a Share Exchange Agreement (the  “Share Exchange”).  Under the terms of the Share Exchange, Nuvel, Inc. merged into Harmony Metals, Inc., and Nuvel, Inc., the surviving corporation, became the Company’s wholly-owned subsidiary. As a result of this transaction, the former owners of Nuvel, Inc., the private entity, became the controlling shareholder of the surviving Company.

The following sets forth the combined statements of operations of Nuvel, Inc. on a pro forma basis for the nine months ended September 30, 2011 and for the period from January 20, 2010, (Inception) through December 31, 2010. The pro forma statements of operations data give effect to the transactions as if they had occurred on January 1, 2011 and January 20, 2010 (inception), respectively. The pro forma balance sheet gives effect to the transactions as if they had occurred September 30, 2011. The pro forma financial statements are provided for informational purposes only, are unaudited, and not necessarily indicative of future results or what the operating results or financial condition of the company would have been had the merger been consummated on the dates assumed. The following pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes thereto, and included elsewhere in this filing.

NUVEL, INC.
(A Development Stage Enterprise)
Pro Forma Combined Balance Sheet
As of September 30, 2011
(Unaudited)

			Pro Forma	Pro Forma
			Adjustments	Adjustments
	Harmony Metals, Inc.	Nuvel, Inc.	Harmony Metals, Inc.	Nuvel, Inc.	Combined
	a	b	c	d
Assets
Current assets:

Cash	$46,510	$203,880	$(46,510)	$350,000	$203,880
	-	-	-	(350,000)	$-
Inventory	2,111	-	(2,111)	-	$-
Prepaid expenses	-	1,900	-	-	$1,900
Deferred financing costs, net	-	70,833	-	40,000	$110,833
Total current assets	48,621	276,613	(48,621)	40,000	316,613

Equipment, net	354	-	(354)	-	$-

Total assets	$48,975	$276,613	$(48,975)	$40,000	$316,613

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable	$4,000	$148,196	$(4,000)	$-	$148,196
Accrued expenses	-	489,574	-	-	$489,574
Warrant liabilities	-	465,000	-	-	$465,000
Notes payable	-	175,000	-	390,000	$565,000
Convertible notes payable, net of debt discount of $175,200	-	2,324,800	-	-	$2,324,800
Total current liabilities	4,000	3,602,570	(4,000)	390,000	3,992,570

Total liabilities	$4,000	$3,602,570	(4,000)	390,000	3,992,570

Commitments and Contingencies

Stockholders' deficiency:

Preferred stock	-	-	-	-	$-
Common stock	9,408	10	(9,408)	1,740	$11,765
	-	-	-	25	-
	-	-	-	9,990	-
Additional paid in capital	99,804	102,090	(99,804)	2,223,040	$2,325,130
Deficit accumulated during the development stage	(64,237)	(3,428,057)	64,237	-	$(3,428,057)

Total stockholders' deficiency	44,975	(3,325,957)	(44,975)	2,234,795	(1,091,162)

Total liabilities and stockholders' deficiency	$48,975	$276,613	$(48,975)	$2,624,795	$2,901,408

NUVEL, INC.
(A Development Stage Enterprise)
Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2011
(Unaudited)

			Pro Forma	Pro Forma
			Adjustments	Adjustments
	Harmony Metals, Inc.	Nuvel, Inc.	Harmony Metals, Inc.	Nuvel, Inc.	Combined
	a	b	c	d

Revenue	$92,763	$-	$(92,763)	$-	$-
Cost of Sales	19,094	-	(19,094)	-	-

Gross Profit	73,669	-	(73,669)	-	-

Operating expenses:

Marketing and promotion	-	42,263	-	-	42,263
Payroll and benefits	-	734,691	-	-	734,691
General and administrative	128,976	222,482	(128,976)	-	222,482
Research and development	-	232,411	-	-	232,411

Total operating expenses	128,976	1,231,847	(128,976)	-	1,231,847

Operating loss	(55,307)	(1,231,847)	55,307	-	(1,231,847)

Other income (expense)

Change in fair value of warrants	-	(224,525)	-	-	(224,525)
Amortization of debt discount	-	(112,608)	-	-	(112,608)
Amortization of deferred financing costs	-	(194,083)	-	-	(194,083)
Interest expense	-	(300,264)	-	-	(300,264)
Total other expense	-	(831,481)	-	-	(831,481)

Net loss	$(55,307)	$(2,063,328)	$55,307	$-	$(2,063,328)

Net loss per share – Basic and Diluted	$(0.01)	-	-	-	$(0.18)
				10,000,000
				1,739,706
				(8,428,514)

Weighted average number of shares of common stock outstanding-Basic and Diluted	8,453,514	-	-	-	11,764,706

NUVEL, INC.
(A Development Stage Enterprise)
Pro Forma Combined Statement of Operations
For the Period from January 20, 2010 (Inception) to December 31, 2010
(Unaudited)

			Pro Forma	Pro Forma
			Adjustments	Adjustments
	Harmony Metals, Inc.	Nuvel, Inc.	Harmony Metals, Inc.	Nuvel, Inc.	Combined
	a	b	c	d

Revenue	$13,542	$-	$(13,542)	$-	$-
Cost of Sales	2,500	-	(2,500)	-	-

Gross Profit	11,042	-	(11,042)	-	-

Operating expenses:

Marketing and promotion	-	27,155	-	-	27,155
Payroll and benefits	-	743,992	-	-	743,992
General and administrative	19,972	147,499	(19,972)	-	147,499
Research and development	-	188,908	-	-	188,908

Total operating expenses	19,972	1,107,554	(19,972)	-	1,107,554

Operating loss	(8,930)	(1,107,554)	(8,930)	-	(1,107,554)

Other income (expense)

Change in fair value of warrants	-	6,625	-	-	6,625
Amortization of debt discount	-	(132,083)	-	-	(132,083)
Amortization of deferred financing costs	-	(61,292)	-	-	(61,292)
Interest expense	-	(70,425)	-	-	(70,425)
Total other expense	-	(257,175)	-	-	(257,175)

Net loss	$(8,930)	$(1,364,729)	$(8,930)	$-	$(1,364,729)

Net loss per share – Basic and Diluted	$(0.00)				$(0.12)
				10,000,000
				1,739,706
				(7,595,000)

Weighted average number of shares of common stock outstanding-Basic and Diluted	7,620,000				11,764,706

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO PRO FORMA UNAUDITED COMBINED BALANCE SHEET

Note 1 – Merger Transaction

On December 30, 2011, the Company, all of the stockholders of Nuvel (the “Nuvel Stockholders”), Harmony Metals, Inc. (“Harmony”) and certain stockholders of Harmony  entered into a Share Exchange Agreement (the  “Share Exchange”).  Under the terms of the Share Exchange, Nuvel, Inc. merged into Harmony Metals, Inc., and Nuvel, Inc., the surviving corporation, became the Company’s wholly-owned subsidiary.  The transaction is being accounted for as a reverse merger and recapitalization.

Note 2 – Pro Forma Adjustments

The pro forma adjustments to the combined balance sheet give effect to the Share Exchange as if it had occurred at the end of the period.

Balance Sheet – September 30, 2011:

a.	Derived from the audited balance sheet of Harmony Metals, Inc. as of September 30, 2011.
b.	Derived from the unaudited balance sheet of Nuvel, Inc. as of September 30, 2011.
c.	Elimination of Harmony Metals, Inc. balance items relating to Share Exchange.
d.
The Company issued a $390,000 notes payable to Paragon Capital and the proceeds were used to purchase Harmony Metals, Inc. shares for $350,000 and legal fees of $40,000.  In connection with the Share Exchange, the Company issued Paragon 1,739,706 shares of common stock valued at $1,304,780 and warrants to purchase 2,000,000 shares of the Company’s common stock valued at $920,000.  As part of the Share Exchange, the Nuvel Stockholders received an aggregate of 10,000,000 shares of common stock.

The pro-forma adjustments to the Combined Statement of Operations give effect to the Share Exchange as if it had occurred on January 1, 2011 and January 20, 2010 (inception).

Statement of Operations – For the nine months ended September 30, 2011:

a.
Derived from the audited Statement of Operations of Harmony Metals, Inc. for the year ending September 30, 2011 less the unaudited Statement of Operations of Harmony Metals, Inc. for the three months ending December 31, 2010.

b.	Derived from the unaudited Statement of Operations of Nuvel, Inc. for the period for the nine months ended September 30, 2011.
c. d.
Elimination of Harmony Metals, Inc. accumulated deficit.
The Company issued a $390,000 notes payable to Paragon Capital and the proceeds were used to purchase Harmony Metals, Inc. shares for $350,000 and legal fees of $40,000.  In connection with the Share Exchange, the Company issued Paragon 1,739,706 shares of common stock valued at $1,304,780 and warrants to purchase 2,000,000 shares of the Company’s common stock valued at $920,000.  Since these costs are non-recurring expenditures, they have been included in the pro-forma Combined Statement of Operations.  As part of the Share Exchange, the Nuvel Stockholders received an aggregate of 10,000,000 shares of common stock.

NUVEL, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO PRO FORMA UNAUDITED COMBINED BALANCE SHEET

Note 3 – Pro Forma Adjustments
Statement of Operations – For the period from January 20, 2010 (inception) to December 31, 2010

a.
Derived from the unaudited Statement of Operations of Harmony Metals, Inc. for the period from October 19, 2009 (inception) to December 31, 2010 less the unaudited Statement of Operations of Harmony Metals, Inc. for the period from October 19, 2009 (inception) to December 31, 2009.

b.	Derived from the Statement of Operations of Nuvel, Inc. for the period from January 20, 2010, (Inception) through December 31, 2010
c. d.
Elimination of Harmony Metals, Inc. accumulated deficit.
The Company issued a $390,000 notes payable to Paragon Capital and the proceeds were used to purchase Harmony Metals, Inc. shares for $350,000 and legal fees of $40,000.  In connection with the Share Exchange, the Company issued Paragon 1,739,706 shares of common stock valued at $1,304,780 and warrants to purchase 2,000,000 shares of the Company’s common stock valued at $920,000.  Since these costs are non-recurring expenditures, they have not been included in the pro-forma Combined Statement of Operations.  As part of the Share Exchange, the Nuvel Stockholders received an aggregate of 10,000,000 shares of common stock.